EXHIBIT 10.9.7
							--------------


                                    LOAN AGREEMENT

                         $15,700,000 Line of Credit Facility

                                    By and Between


                                   CHEMPOWER, INC.

                                         and

                             FIRST NATIONAL BANK OF OHIO




                            Dated as of February 28, 1997

                                 TABLE OF CONTENTS
                                   ----------------

          Article                                                      Page
          ------                                                      -----

          1

               DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . .   1
               1.1  Definitions . . . . . . . . . . . . . . . . . . . .   1

          2

               Loan . . . . . . . . . . . . . . . . . . . . . . . . . .  13
               2.1  The Loan  . . . . . . . . . . . . . . . . . . . . .  13
               2.2  Interest  . . . . . . . . . . . . . . . . . . . . .  13
               2.3  Payments and Prepayments  . . . . . . . . . . . . .  14
               2.4  Use of Proceeds . . . . . . . . . . . . . . . . . .  15
               2.5  Facility Fee  . . . . . . . . . . . . . . . . . . .  15
               2.6  Authorization to Debit Accounts . . . . . . . . . .  15
               2.7  Termination of Prior Line of Credit . . . . . . . .  16

          3

               Security . . . . . . . . . . . . . . . . . . . . . . . .  16
               3.1  Security Interests  . . . . . . . . . . . . . . . .  16
               3.2  Mortgages . . . . . . . . . . . . . . . . . . . . .  16
               3.3  Guaranties  . . . . . . . . . . . . . . . . . . . .  17
               3.4  Execution and Delivery of Security Documents  . . .  17
               3.5  Subordination of Subordinated Debt Obligations  . .  17

     4         Conditions Precedent and Subsequent
               4.1  Conditions Precedent to Closing . . . . . . . . . .  17
               4.2  Conditions Precedent to All Advances  . . . . . . .  20
               4.3  Conditions for the Benefit of the Lender  . . . . .  21
               4.4  Failure of Conditions . . . . . . . . . . . . . . .  21
               4.5  Conditions Subsequent . . . . . . . . . . . . . . .  21

     5

               Representations and Warranties of the Borrower . . . . .  21
               5.1  Due Authorization . . . . . . . . . . . . . . . . .  21
               5.2  Organization,   Standing   and  Qualification   of
                    Subsidiaries  . . . . . . . . . . . . . . . . . . .  22
               5.3  No Partnerships . . . . . . . . . . . . . . . . . .  23
               5.4  Requisite Power . . . . . . . . . . . . . . . . . .  23
               5.5  Corporate Authorization . . . . . . . . . . . . . .  23
               5.6  Officer Authorization . . . . . . . . . . . . . . .  23
               5.7  Binding Nature  . . . . . . . . . . . . . . . . . .  23
               5.8  No Conflict . . . . . . . . . . . . . . . . . . . .  23
               5.9  Financial Statements  . . . . . . . . . . . . . . .  24
               5.10 Litigation and Contingent Liabilities . . . . . . .  24
               5.11 No Event of Default . . . . . . . . . . . . . . . .  24
               5.12 Tax Returns and Tax Matters . . . . . . . . . . . .  24
               5.13 Employee Benefits . . . . . . . . . . . . . . . . .  25
               5.14 Real Property . . . . . . . . . . . . . . . . . . .  27
               5.15 Other Property  . . . . . . . . . . . . . . . . . .  27
               5.16 Environmental Matters . . . . . . . . . . . . . . .  28
               5.17 Contracts . . . . . . . . . . . . . . . . . . . . .  29
               5.18 Intellectual Property . . . . . . . . . . . . . . .  29
               5.19 Employment Agreements and Relations . . . . . . . .  30
               5.20 Insurance . . . . . . . . . . . . . . . . . . . . .  30
               5.21 Property Condition  . . . . . . . . . . . . . . . .  30
               5.22 Compliance With Laws  . . . . . . . . . . . . . . .  30
               5.23 Commitments . . . . . . . . . . . . . . . . . . . .  31
               5.24 Financial and Other Information . . . . . . . . . .  31
               5.25 Existing Defaults . . . . . . . . . . . . . . . . .  32
               5.26 Statutory Regulation  . . . . . . . . . . . . . . .  32
               5.27 Burdensome Agreements . . . . . . . . . . . . . . .  32
               5.28 Regulation U  . . . . . . . . . . . . . . . . . . .  32
               5.29 Liens . . . . . . . . . . . . . . . . . . . . . . .  33
               5.30 Fiscal Year . . . . . . . . . . . . . . . . . . . .  33
               5.32 Solvency  . . . . . . . . . . . . . . . . . . . . .  33

     6

               Affirmative Covenants  . . . . . . . . . . . . . . . . .  33
               6.1  Accounting Records  . . . . . . . . . . . . . . . .  33
               6.2  Financial Statements and Notices  . . . . . . . . .  34
               6.3  Withholding Taxes . . . . . . . . . . . . . . . . .  37
               6.4  Access  . . . . . . . . . . . . . . . . . . . . . .  37
               6.5  Corporate Existence . . . . . . . . . . . . . . . .  37
               6.6  Qualifications To Do Business . . . . . . . . . . .  37
               6.7  Compliance with Laws  . . . . . . . . . . . . . . .  37
               6.8  Material Agreements . . . . . . . . . . . . . . . .  37
               6.9  Insurance . . . . . . . . . . . . . . . . . . . . .  37
               6.10 Facilities  . . . . . . . . . . . . . . . . . . . .  38
               6.11 Taxes and Other Liabilities . . . . . . . . . . . .  38
               6.12 Governmental Approvals  . . . . . . . . . . . . . .  38
               6.13 Compliance   with   Governmental   Approvals   and
                    Governmental Requirements . . . . . . . . . . . . .  39
               6.14 Prevent Contamination . . . . . . . . . . . . . . .  39
               6.15 Notice of Release . . . . . . . . . . . . . . . . .  39
               6.16 Notice to the Lender  . . . . . . . . . . . . . . .  40
               6.17 Pension Increases . . . . . . . . . . . . . . . . .  40
               6.18 Tax Qualification . . . . . . . . . . . . . . . . .  40
               6.19 Notification by the Borrower  . . . . . . . . . . .  41
               6.20 ERISA Information . . . . . . . . . . . . . . . . .  42
               6.21 Funding . . . . . . . . . . . . . . . . . . . . . .  42
               6.22 Financial Tests . . . . . . . . . . . . . . . . . .  42
               6.23 Tax Returns . . . . . . . . . . . . . . . . . . . .  43
               6.24 Required Future Perfection and Performance  . . . .  43
               6.25 Change of Location  . . . . . . . . . . . . . . . .  43
               6.26 Rights Under Merger Documents . . . . . . . . . . .  43

     7

               Negative Covenants . . . . . . . . . . . . . . . . . . .  44
               7.1  Mergers and Continuity of Operations  . . . . . . .  44
               7.2  Change of Name or Business  . . . . . . . . . . . .  44
               7.3  Stock . . . . . . . . . . . . . . . . . . . . . . .  44
               7.4  Dividends . . . . . . . . . . . . . . . . . . . . .  44
               7.5  Accounting Policies . . . . . . . . . . . . . . . .  45
               7.6  Investments . . . . . . . . . . . . . . . . . . . .  45
               7.7  Lien  . . . . . . . . . . . . . . . . . . . . . . .  45
               7.8  Guarantees  . . . . . . . . . . . . . . . . . . . .  45
               7.9  Indebtedness  . . . . . . . . . . . . . . . . . . .  45
               7.10 Sale of Assets  . . . . . . . . . . . . . . . . . .  46
               7.11 Capital Expenditures  . . . . . . . . . . . . . . .  46
               7.12 Operating Leases  . . . . . . . . . . . . . . . . .  46
               7.13 Prepayment  . . . . . . . . . . . . . . . . . . . .  47
               7.14 Sale-Lease backs  . . . . . . . . . . . . . . . . .  47
               7.15 Transactions With Affiliates  . . . . . . . . . . .  47
               7.16 Misrepresentations  . . . . . . . . . . . . . . . .  47
               7.17 Restrictive Agreements  . . . . . . . . . . . . . .  47
               7.18 Transactions   With    Officers,   Directors   and
                    Affiliates  . . . . . . . . . . . . . . . . . . . .  47
               7.19 Amendments of Other Instruments . . . . . . . . . .  47

          8

               Events of Default  . . . . . . . . . . . . . . . . . . .  48
               8.1  Events of Default . . . . . . . . . . . . . . . . .  48
               8.2  Acceleration  . . . . . . . . . . . . . . . . . . .  51
               8.3  Other Remedies  . . . . . . . . . . . . . . . . . .  51
               8.4  Right to Cure . . . . . . . . . . . . . . . . . . .  51

          9

               Miscellaneous  . . . . . . . . . . . . . . . . . . . . .  52
               9.1  Successors and Assigns and Sale of Interests. . . .  52
               9.2  No Implied Waiver . . . . . . . . . . . . . . . . .  52
               9.3  Amendments; Waivers . . . . . . . . . . . . . . . .  53
               9.4  Remedies Cumulative . . . . . . . . . . . . . . . .  53
               9.5  Severability  . . . . . . . . . . . . . . . . . . .  53
               9.7  Indemnification . . . . . . . . . . . . . . . . . .  54
               9.8  Notices . . . . . . . . . . . . . . . . . . . . . .  54
               9.9  Interpretation  . . . . . . . . . . . . . . . . . .  55
               9.10 Governing Law and Consent to Jurisdiction . . . . .  55
               9.11 Counterparts  . . . . . . . . . . . . . . . . . . .  56
               9.12 Integration . . . . . . . . . . . . . . . . . . . .  56
               9.13 WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . .  56
               9.14 Headings  . . . . . . . . . . . . . . . . . . . . .  56
               9.15 Schedules and Exhibits  . . . . . . . . . . . . . .  56


               Exhibits
               --------

               2.1.1     Form of Note
               3.1.1     Form of Security Agreement
               3.3.1     Form of Guaranty
               3.3.2     Form of Limited Guaranty
               3.5.1     Form of Subordination Agreement
               6.2.1     Form of Compliance Certificate
               6.2.2     Form of Financial Covenants Compliance Certificate

               Schedules
               ---------

               1.1.1     Permitted Encumbrances
               5.2  Organization, Standing and qualification of
                     Subsidiaries (and Equity Interests)
               5.10 Litigation and Contingent Liabilities
               5.13 Employee Benefits
               5.16 Environmental Disclosures
               5.18 Intellectual Property
               5.20 Insurance
               7.12 Operating Leases

                                    LOAN AGREEMENT
                                    --------------


               THIS LOAN AGREEMENT is dated as of February 28, 1997, by and between CHEMPOWER, INC., an Ohio corporation (together with its successors and permitted assigns, the "Borrower"), and FIRST NATIONAL BANK OF OHIO, a national banking association (the "Lender").


                                 W I T N E S S E T H:
                                 --------------------

               In consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:


                                      ARTICLE 1
                                      ----------

                                     DEFINITIONS
                                     -----------

                    1.1  DEFINITIONS.  In addition to any terms defined
                         -----------
          elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement (such definitions being equally applicable to the singular and plural forms of the defined term):

               "ACCELERATION" means that the Loan shall have become due and payable prior to its stated maturity pursuant to Section 8.2.

               "ACCOUNT" means any right to payment in favor of the Borrower, whether or not it has been earned by performance, for goods sold or leased or for services rendered in the ordinary course of business which is not evidenced by an instrument (except as part of chattel paper).

               "ACCOUNT DEBTOR" means the Person obligated on an Account, obligated to pay a Receivable, or who is the buyer of goods or services sold giving rise to a Receivable.

               "ADVANCE" means a disbursement of all or part of the cash proceeds of the Loan to the Borrower.

               "AFFILIATE" means with respect to any Person (i) each Person who, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the capital stock having ordinary voting power in the election of directors of such Person, (ii) each Person who controls, is controlled by or is under common control with such Person or any Affiliate of such Person, of (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

               "AGREEMENT" or "LOAN AGREEMENT" means this Loan Agreement, as amended from time to time.

               "AMERICAN ECO" shall mean American Eco Corporation, a corporation incorporated under the laws of Ontario, Canada.

               "ASSIGNMENTS" shall have the meaning specified in Section
          3.2.

               "AUTHORIZED OFFICER" means each officer of a corporation authorized by the board of directors of that corporation to act on behalf of that corporation under this Agreement or any of the other Loan Documents, or in the case of a partnership (limited or general) a general partner authorized to act on behalf of that partnership under this Agreement or any of the other Loan Documents.

               "BANKING DAY" means a day other than a Saturday or a Sunday when commercial banks are open for business in Akron, Ohio.

               "BENEFICIAL OWNER" shall have the meaning ascribed to it in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

               "BORROWER" means Chempower, Inc., an Ohio corporation, with its principal headquarters and place of business at 807 E. Turkeyfoot Lake Road, Akron, Ohio 44319 and shall include each and every division thereof, including, without limitation, Advanced Coil Industries, Houston Products, and Owens Precision Fabricators.

               "BROOKFIELD" means Brookfield corporation, an Ohio corporation which is a wholly owned subsidiary of Borrower.

               "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (including such portion of Capitalized Lease Obligations as would be capitalized in accordance with GAAP) for any Fixed Assets (including replacements thereof, substitutions therefor and additions thereto) that have a useful life of one
          (1) year or more, where such expenditures are or would be capitalized on the balance sheet of the Borrower (consolidated with its Subsidiaries) during that period, in conformity with GAAP.

               "CAPITALIZED LEASE OBLIGATION" means any lease obligation that, in accordance with GAAP, is required to be evidenced in the financial statements of a lessee.


               "CHANGE OF CONTROL" means (i) the failure of the holders of the Equity Interests identified on Schedule 5.2 at all times, collectively, to be the Beneficial Owner of one hundred percent (100%) of the Equity Interests of the Borrower on a fully diluted basis; provided, however, that a Change of Control shall not include any change of control resulting in ownership of the Equity Interests by Rochester or Kukk, either individually, or as agent, pursuant to the Merger Documents or the Subordinated Debt Documents; or (ii) a material change of management of the Borrower, and for such purposes, a material change shall include a change in the office of President or Chief Executive Officer, or any change in composition of the Board of Directors of the Borrower.

               "CLOSING DATE" means February 28, 1997.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "COLLATERAL" shall have the meaning set forth in the Section
          3.1.

               "COMMITMENT" shall have the meaning set forth in Section
          2.1(a).

               "COMMITMENT EXPIRATION DATE" means the earlier of (i) 366 days after the Closing Date, or (ii) the date the Commitment is terminated pursuant to Article 8.

               "COMMITMENT LETTER" means the letter agreement dated February 24, 1997, between the Lender and the Borrower.

               "CONSOLIDATED ASSETS" means the aggregate amount of all assets of the Borrower and its Subsidiaries that would, in accordance with GAAP, be required to be included and shown as assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

               "CONSOLIDATED LIABILITIES" means the aggregate amount of all liabilities of the Borrower and its Subsidiaries that would, in accordance with GAAP, be required to be included and shown as liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

               "CONSOLIDATED NET WORTH" means Consolidated Assets less Consolidated Liabilities, less the Note or other obligation of $21,000,000 of American Eco to Borrower, but adding the amount of the Subordinated Debt Obligations to Kukk and Rochester, to the extent such obligations are subordinated to all creditors of Borrower (but not to Equity Interests) pursuant to Section 4.5.

               "CONSOLIDATED TANGIBLE NET WORTH" means (i) Consolidated Net Worth, less (ii) the net book value of all items of the following character which are included among Consolidated Assets:

          (1) goodwill or any unamortized payment in respect of an agreement not to compete with the Borrower, (2) organizational expenses, (3) unamortized debt discount and expense, (4) stock discount and expense, (5) patents, trademarks, trade names and copyrights, (6) treasury stock, (7) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, and (8) franchises, licenses and permits.

               "CONTINGENT OBLIGATION" means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable.
          The amount of any Contingent Obligation shall be equal to the actual amount of the obligation so guaranteed or otherwise supported.

               "CONTROLLED POWER" means Controlled Power Limited
          Partnership, an Illinois limited partnership in which Southwick is the general partner and Brookfield is a limited partner.

               "CONTROLLED POWER PROPERTY" shall mean the real property owned by Controlled Power and commonly known as 1501 Raff Road, Canton, Stark County, Ohio.

               "DEFAULT INTEREST RATE" shall have the meaning set forth in
          Section 2.2(b).

               "DOLLARS" and "$" mean United States Dollars.

               "EBITDA" means in respect of any fiscal year the net income of the Borrower and its Subsidiaries determined on a consolidated basis (without any deduction in respect of any dividend on any class of stock) as reflected in its financial statements but increased by the amount reflected in such financial statements as expenses incurred for interest, federal and state income taxes, depreciation on Fixed Assets and amortization of intangible assets.

               "ENVIRONMENTAL LAWS" means any Governmental Requirement pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including without limitation, the following laws, and any regulations promulgated thereunder, as the same may be amended from time to time, or any such statute enacted after the Closing Date:

               (1)  Clean Air Act (42 U.S.C. Sections 7401 to 7642);

               (2) Federal Water Pollution Control Act (33 U.S.C. Sections 1251 to 1387);

               (3) Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 to 6991i);

               (4) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 to 9675);

               (5)  Superfund Amendments and Reauthorization Act of 1986;

               (6)  Safe Drinking Water Act (42 U.S.C. Sections 300f to
                    3000j- 11);

               (7)  Toxic Substances Control Act (15 U.S.C. Sections
         2601 to 2692);

               (8) Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 to 136yy);

               (9) Occupational Safety and Health Act (29 U.S.C. Sections 651 to 678);

               (10) Ohio environmental, health, and safety Governmental
                    Requirements; and

               (11) local environmental, health, and safety ordinances;

          together with any other foreign or domestic laws (federal, state, provincial or local) relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

               "EQUITY INTEREST" shall mean any equity ownership of any type or nature, including, without limitation, any class of common or preferred stock or any warrant, option or other right ot acquire any class of common or preferred stock or any security convertible into any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA AFFILIATE" means Borrower and all of its Subsidiaries.

               "Event of Default" shall have the meaning set forth in
          Article 8.

               "EXTRAORDINARY INCOME" shall have the meaning as specified by GAAP.

               "FACILITY FEE" shall have the meaning set forth in Section
          2.5.

               "FINANCIAL STATEMENTS" shall have the meaning set forth in
          Section 5.9.

               "FIXED ASSETS" means property, plant and equipment.

               "GLOBAL POWER" means Global Power Company, formerly known as Maclean insulation, Inc., an Ohio corporation with its principal offices at 4801 West Trace Creek Road, Waverly, Tennessee, including its division, Global Erectors, and which is a wholly owned subsidiary of Borrower.

               "GLOBAL PROPERTY" shall mean the real property owned by Global Power commonly known as 4801 West Trace Creek Road, Waverly, Humphreys County, Tennessee.

               "GAAP" means generally accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

               "GOVERNMENTAL APPROVALS" means any consent, right, exemption, concession, permit, license, authorization, certificate, order, franchise, determination or approval of any federal, state, provincial, municipal or governmental department, commission, board, bureau, agency or instrumentality of the United States of America required for the ownership of, or activities of the Borrower or any of its Subsidiaries or any other Person in connection with the business of the Borrower or any of its Subsidiaries.

               "GOVERNMENTAL AUTHORITY" means the United States of America, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government thereof.

               "GOVERNMENTAL REQUIREMENTS" means all legal requirements in effect from time to time of the United States of America and/or the State of Ohio including all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, certificates, orders, franchises, determinations, approvals, notices, demand letters, directions and requirements of all governments, departments, commissions, boards, courts authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, including but not limited to any change in any law, regulation or the interpretation thereof by any foreign or domestic governmental authority, relating now or at any time heretofore or hereafter to the business or operations of the Borrower or any of its Subsidiaries or to any of the property owned, leased or used by the Borrower or any of its Subsidiaries, including, without limitation, the development, design, construction, acquisition, startup, ownership and operation and maintenance of property.

               "GUARANTORS" means, collectively, American Eco, Controlled Power, Global Power, Brookfield and Southwick.

               "GUARANTY" means the Commercial Guaranty to be executed and delivered by each of the Guarantors in favor of the Lender as of the Closing Date.

               "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, toxic or hazardous substance, material, constituent or waste as such terms are defined in or pursuant to any Environmental Law.

               "HAZARDOUS WASTE FACILITY PERMIT" means any permit, license or other governmental authorization relating to the storage, treatment or disposal of any Hazardous Substance required pursuant to any Environmental Law.

               "HOLIDAY MORTGAGES" shall have the meaning set forth in
          Section 3.2.

               "HOLIDAY PROPERTIES" means Holiday Properties, an Ohio general partnership between Kukk and Ernest M. Rochester.

               "INCIPIENT DEFAULT" shall have the meaning set forth in
          Section 4.1(e).

               "INDEBTEDNESS" means (a) any obligation of the Borrower or any of its Subsidiaries for borrowed money; (b) any obligation of the Borrower or any of its Subsidiaries evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation of the Borrower or any of its Subsidiaries to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any obligation or liability of others secured by a lien on any asset of the Borrower or any of its Subsidiaries, whether or not such obligation or liability is assumed; (e) any Contingent Obligation of the Borrower or any of its Subsidiaries (other than those incurred in the ordinary course of business); and (f) any other obligation or liability which is required by GAAP to be shown as part of the Consolidated Liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

               "INDEMNIFIED MATTERS" shall have the meaning set forth in
          Section 9.7.

               "INTEREST EXPENSE" shall mean the amount reflected in the Borrower's Financial Statements (or subsequent financial statements thereafter) as expenses incurred for interest determined in accordance with GAAP.

               "INVENTORY" means all goods intended for sale or lease or furnished or to be furnished under contracts of service or used or consumed in the business of the Borrower or any of its Subsidiaries, including, without limitation, all raw materials, work in progress, and finished goods or materials, together with all supplies of any kind, nature or description which are or might be used in connection with the manufacture, packing, shipping, advertisement, sale or finishing of such goods, and all documents of title or documents representing, covering or evidencing any of the foregoing.

               "INVESTMENT" as applied to any Person, means any direct or indirect ownership or purchase or other acquisition by that Person of stock or other securities, or of a beneficial interest in stock or other securities, of any other Person (including any Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person in the ordinary course of business.

               "KUKK" means Toomas J. Kukk, an individual residing in the State of Ohio.

               "LAND CONTRACT PROPERTIES" shall mean the real properties which are the subject of Land Installment Contracts between Holiday Properties and Borrower involving the real property commonly known as follows:

               807 East Turkeyfoot Lake Road, Akron, Summit County, Ohio 3600 Cardiff Avenue, Cincinnati, Hamilton County, Ohio
               6050 West Virginia State Route 34, Winfield, Putnam County, West Virginia

               "LENDER" means First National Bank of Ohio, a national banking association, 106 S. Main Street, Akron, Ohio 44308, or any assignee of any interest in all or any part of the rights of Lender under this Agreement.

               "LENDER INDEMNITIES" shall have the meaning set forth in
          Section 9.7.

               "LIBOR RATE" shall mean the 30-day London Interbank Offered Rate as published, from time to time, in the Wall Street Journal, or if such rate becomes unavailable during the term of the Loan, the Lender may designate a substitute index upon notice to Borrower.

               "LIMITED GUARANTY" shall have the meaning set forth in
          Section 3.3.

               "LOAN" shall have the meaning set forth in Section 2.1(a).

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty, the Collateral Agreement, and all agreements, instruments and documents (including, without limitation, security agreements, loan agreements, notes, fee agreements, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements, letter of credit applications, reimbursement agreements, certificates, statements, reports and notices and all other writings) heretofore, now or hereafter executed by, on behalf of or for the benefit of the Borrower or any of its Subsidiaries and delivered to the Lender pursuant to or in connection with this Agreement or the transactions contemplated hereby, together with all amendments, modifications and supplements thereto.

               "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in (i) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries considered as a whole, (ii) the collective ability of the Borrower and its Subsidiaries to pay the Obligations in accordance with their terms, or (iii) the security interests or liens of the Lender on the Collateral or the priority of such security interests or liens.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on
          (i) the business, assets, operations, or financial condition of the Borrower and its Subsidiaries considered as a whole, (ii) the collective ability of the Borrower and its Subsidiaries to pay the Obligations in accordance with their terms, or (iii) the security interests or liens of the Lender on the Collateral or the priority of such security interests or liens.

               "MATURITY" means any date on which a Loan or any portion thereof becomes due and payable whether as stated, by virtue of any mandatory prepayment, by Acceleration or otherwise.

               "MERGER AGREEMENT" means the Agreement and Plan of Merger by and among American Eco, Sub Acquisition and Borrower dated September 10, 1996.

               "MERGER DOCUMENTS" means the Merger Agreement, together with all schedules and exhibits thereto, and all agreements, instruments, documents or other written undertakings executed or to be executed under or in connection with the Merger Agreement, all of which are incorporated herein by reference.

               "MORTGAGES" shall have the meaning set forth in Section 3.2.

               "NOTE" shall have the meaning set forth in Section 2.1(c).

               "OBLIGATIONS" means all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Lender by the Borrower or any of its Subsidiaries of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes, the Collateral Agreement or any of the other Loan Documents, whether or not for the payment of money, arising by reason of an extension of credit, absolute or contingent, due or to become due, now existing or hereafter arising, including all principal, interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower or any of its Subsidiaries under this Agreement or any other Loan Documents.

               "Other Assurances" shall have the meaning set forth in
          Section 3.1.

               "OWNED REAL PROPERTIES" shall mean the real property owned by the Borrower commonly known as 185 Plumpton Avenue, Washington, Washington County, Pennsylvania.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any part of such corporation's functions under ERISA.

               "PERMITTED ENCUMBRANCES" means: (a) the liens and security interests created under the Security Documents, (b) carriers', warehousemen's, mechanics', landlords', materialmen's, suppliers', tax, assessment, governmental and other like liens and charges arising in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are not overdue, or are being contested in good faith by appropriate proceedings, provided that, in accordance with GAAP, adequate reserves have
          ________
          been set aside on the books of the Borrower for the eventual payment thereof in the event it is determined that such obligation is payable by the Borrower; (c) liens arising in connection with worker's compensation, unemployment insurance, appeal and release bonds and progress payments under government contracts; (d) judgment liens in existence less than forty-five
          (45) calendar days after the entry of the judgment, or with respect to which execution has been stayed, or the payment of which is covered in full by insurance; (e) zoning restrictions, easements, licenses or other restrictions on the use of real property, so long as the same do not materially impair the use of such real property by the Borrower or the value thereof to the Borrower; (f) any lien existing or arising by operation of law in the ordinary course of business, such as a "banker's lien" or similar right of offset; (g) liens arising incidental to the conduct of the Borrower's business in the ordinary course and not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than credit for goods or services); (h) liens or security interests arising under the Subordinated Debt Documents; and (i) those encumbrances specifically set forth on the attached Schedule 1.1.1.

               "PERSON" means any individual, corporation, partnership, trust, association or other entity or organization, including any government, political subdivision, agency or instrumentality thereof.

               "PRIOR LINE OF CREDIT" shall have the meaning set forth in
          Section 2.7.

               "Property" means any property owned, leased or used by the Borrower or any of its Subsidiaries.

               "REAL PROPERTY COLLATERAL" shall have the meaning set forth in Section 3.2.

               "RESPONSIBLE OFFICER" means the President, Vice President, Secretary, or Treasurer of the Borrower.

               "ROCHESTER" means Mark L. Rochester, an individual residing in the State of Ohio.

               "SECURITY DOCUMENTS" means the Collateral Agreement and the Mortgage and Other Assurances, together with any and all documents, instruments, undertakings or financing statements executed or to be executed under any of them.

               "SOLVENT" means, when used with respect to any Person, that at the time of determination:

                    (i) the fair value of its assets (determined on a going concern basis) is in excess of the total amount of all of its debts and liabilities, including contingent, unmatured and unliquidated liabilities known to Borrower; and

                    (ii) it is then able to pay its debts as they become
               due; and

                    (iii) it owns property having a value (determined on a going concern basis) in excess of the total amount required to pay its debts; and

                    (iv) it has capital sufficient to carry on its
               business.

               "SOUTHWICK" means Southwick Corporation, an Ohio corporation which is a wholly owned subsidiary of Borrower.

               "SUB ACQUISITION" means Sub Acquisition Corp., an Ohio corporation wholly owned by American Eco and formed for the purpose of consummation of the transactions contemplated by the Merger Agreement.

               "SUBORDINATED DEBT DOCUMENTS" means, collectively, (i) the Promissory Note in the original principal amount of $15,900,000 dated as of the Closing Date issued by the Borrower to Kukk, as Agent for himself and Rochester, (ii) the Financing Agreement dated as of the Closing Date between and among American Eco, Borrower, Kukk and Rochester, (iii) all other documents relating to the Financing Agreement, including, without limitation, any security agreements, mortgages, or deeds of trust, and (iv) the Purchase Agreement dated as of the Closing Date between Holiday Properties and Borrower, and all documents relating thereto, including land installment contracts.

               "SUBORDINATED DEBT OBLIGATIONS" means the indebtedness of the Borrower under the Subordinated Debt Documents.

               "SUBORDINATION AGREEMENTS" shall have the meaning set forth in Section 3.5.

               "SUBSIDIARY" or "SUBSIDIARIES" means any or all corporations, partnerships, joint ventures, associations or other business entities of which the Borrower now or hereafter owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body thereof, including, without limitation, Controlled Power, Global Power, Brookfield and Southwick.


                                      ARTICLE 2
                                      ---------

                                         Loan
                                         ----

          2.1  THE LOAN.
               --------

               (a)  LINE OF CREDIT LOAN AND LOAN COMMITMENT DEFINED.
                    -----------------------------------------------
          Subject to all the terms and conditions of this Agreement, the Lender will make such loans to the Borrower as from time to time the Borrower requests until the Commitment Expiration Date (the "Loan"). In no event shall the Loan exceed the Commitment. The "Commitment" of the Lender at any time means Fifteen Million Seven Hundred Thousand Dollars ($15,700,000). Subject to the provisions of this Agreement, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, until the Commitment Expiration Date, either the full amount of the Commitment or any lesser sum.

               (b)  ADVANCES.  The Lender agrees, subject to the
                    --------
          fulfillment of the terms and conditions contained in Section 4.1 through 4.4 hereof, to make Advances in respect of the Loan to the Borrower through disbursement thereof by wire transfer or deposit to the account specified by Borrower from time to time from and including the Closing Date to but not including the Commitment Expiration Date. The aggregate outstanding principal amount of the Loan shall not exceed at any time the Commitment. Each Advance shall be made the same day as requested provided the
                                                               --------
          Lender receives a telecopied or other acceptable notice prior to 12:00 Noon (Eastern time). The requesting of an Advance in and of itself constitutes a representation and warranty by the Borrower to the Lender that the conditions specified in Sections
          4.1 through 4.4 hereof have been satisfied. Each request for an Advance shall be made by an Authorized Officer.

               (c)  NOTE.  The Borrower's obligation to repay the Loan
                    ----
          shall be evidenced by a promissory note of the Borrower (the "Note") in the form of Exhibit 2.1.1 attached hereto. On the Closing Date, the Borrower shall deliver the Note to the Lender, executed by a Responsible Officer of the Borrower.

          2.2  INTEREST.
               --------

               (a)  INTEREST RATE.  Subject to subsections (b) and (c) of
                    -------------
          this Section, the Loan shall bear interest from the date of an Advance on the unpaid principal amount thereof until such principal amount shall become due and payable (whether upon Maturity, by Acceleration or otherwise) at a variable rate, which is subject to change from time to time, and which shall be calculated by adding 1.50% to the LIBOR Rate. Borrower understands and acknowledges that the LIBOR Rate is not necessarily the lowest rate charged by Lender on its loans to other customers of Lender. Borrower further understands and acknowledges that Lender may make other loans, whether to Borrower or any other customer of Lender based on rates other than LIBOR Rate. Lender will, upon Borrower's request, inform the Borrower of the then applicable LIBOR Rate. Any change in the interest rate based on a change in the LIBOR Rate will not occur more often than each 30 days. Changes in the interest rate will be based on the most recently published LIBOR Rate two days prior to the scheduled rate change date. UNDER NO CIRCUMSTANCES WILL THE INTEREST RATE ON THE NOTE BE MORE THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW.

               (b)  DEFAULT INTEREST RATE.  In the event any Loan is not
                    ---------------------
          paid when due (whether upon Maturity, by Acceleration or otherwise), the applicable Loan (or such portion thereof as has so become due and payable) shall to the extent permitted by applicable law bear interest, for each day from the date payment was due (whether or not declared due and payable by the Lender) until paid, at a rate equal to the highest rate for any Loan provided above, plus two percent (2%) per annum (the "Default Interest Rate"). All other Obligations due the Lender, if not paid when due, shall bear interest, to the extent permitted by applicable law, from the date when due until paid, at rate equal to the Default Interest Rate. As to any Obligation where the date due for payment is not specified in any of the Loan Documents, such Obligation shall be due when the Lender so notifies the Borrower.

               (c)  COMPUTATION OF INTEREST.  Interest on the Loan shall be
                    -----------------------
          computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. The interest can therefore be determined by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

          2.3. PAYMENTS AND PREPAYMENTS.
               ------------------------

               (a)  SCHEDULED PAYMENTS.  The Borrower shall pay accrued
                    ------------------
          interest on the Loan to the Lender in monthly installments commencing April 1, 1997 and continuing on the first day of each subsequent month until the Loan is due (whether by Maturity, Acceleration, or otherwise). All of the principal of and unpaid accrued interest on the Loan shall be paid to the Lender on the Commitment Expiration Date.

               (b)  PAYMENTS.  All payments of interest or principal on the
                    --------
          Loan shall be in Dollars and in immediately available funds to the Lender at its Akron, Ohio office and shall be made prior to 4:00 p.m., Akron, Ohio time, on the date of the scheduled payment. All (whether or not scheduled) payments received after 4:00 p.m., Akron, Ohio time, shall be considered to have been received the next Banking Day. The Borrower shall give the Lender telephone notice not later than 12:00 noon, Akron, Ohio time, on the date of any payments in respect of principal outstanding in respect of the Loan which is not due and the Borrower shall cause immediately available funds in the amount of such payment to be paid to the Lender on such day. In case the due date of any payment falls on a day which is not a Banking Day, such payment shall instead be due the next succeeding Banking Day, and interest shall continue to accrue. The Lender is hereby authorized to note the date, amount and interest rate of each payment of principal and interest with respect to the Loan on the Lender's books and records (either manually or by electronic entry), which notation shall be conclusive evidence of the information noted absent manifest error.

               (c)  OPTIONAL PREPAYMENTS.  The Borrower may at any time
                    --------------------
          prepay any or all of the Loans in whole or in part.

               (d)  APPLICATION OF PREPAYMENTS.  Amounts paid under
                    --------------------------
          Sections 2.5(c) shall be applied first against scheduled principal payments due in respect of the applicable Loan in inverse order of their maturity.

               (e)  OFFSET.  In addition to and not in limitation of all
                    ------
          rights of offset that the Lender may have under applicable law, the Lender, upon the occurrence and during the continuance of an Acceleration, shall have the right to appropriate and apply to the payment of all Obligations any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with the Lender.

               (f)  LATE FEE.  Any installment or other payment not made
                    --------
          within ten (10) calendar days of the date such payment or installment is due shall be subject to a late charge equal to the lesser of (i) seven percent (7%) of such unpaid late payment or installment or (ii) Five Hundred Dollars ($500.00).

               2.4  USE OF PROCEEDS.  The proceeds of the Loan shall be
                    ---------------
          used solely for Borrower's working capital purposes in connection with the operation of the Borrower's business; provided, however, that Borrower may obtain an Advance of up to Nine Million Dollars ($9,000,000) of the Commitment to fund the transactions contemplated in the Merger Agreement.

               2.5  FACILITY FEE.  The Borrower shall pay to the Lender a
                    ------------
          facility fee (the "Facility Fee") on or prior to the Closing Date in the amount of Seventy-five Thousand Dollars ($75,000).

               2.6  AUTHORIZATION TO DEBIT ACCOUNTS.  The Borrower hereby
                    -------------------------------
          irrevocably authorizes the Lender from and after the occurrence of an Event of Default, or an event which, with notice or lapse of time, would become an Event of Default, to charge to and deduct from any accounts of the Borrower with the Lender all amounts, charges and liabilities which shall come due to the Lender from the Borrower with respect to any of the Obligations or under this Agreement or any of the other Loan Documents.

               2.7  TERMINATION OF PRIOR LINE OF CREDIT.  The Loan shall
                    -----------------------------------
          replace and supersede a prior revolving loan provided by Lender to Borrower pursuant to a Business Loan Agreement dated November 12, 1992, as amended from time to time, and evidenced by a certain promissory note in the maximum principal amount of $10,000,000 dated November 12, 1992, as amended from time to time (the "Prior Line of Credit") which shall be deemed terminated on the Closing Date. To the extent that there is a balance due on the Prior Line of Credit on the Closing Date, Borrower shall not be permitted an Advance under the Loan unless such an Advance is first used to pay all amounts outstanding under the Prior Line of Credit first.


                                      ARTICLE 3
                                      ---------

                                       SECURITY
                                       --------

               3.1  SECURITY INTERESTS.  The Loan and any other Obligations
                    ------------------
          shall be secured by a security interest in and to all of the assets of Borrower and each of the Subsidiaries, including but not limited to, all Accounts, Inventory, equipment, contract rights, and general intangibles, whether now owned or hereafter acquired, wherever located, and including the products of such assets or the proceeds (including insurance proceeds) of such assets (the "Collateral"). To evidence Lender's security interest in the Collateral, at Closing, Borrower and each of the Subsidiaries shall execute and deliver to Lender a Commercial Security Agreement, in form and substance substantially as set forth on Exhibit 3.1.1 (the "Security Agreement") and any other documents, instruments or other assurances necessary to effect the transactions in connection with the Loan and Lender's interest in the Collateral, including, but not limited to, UCC Financing Statements and proof of insurance (the "Other Assurances").

               3.2  MORTGAGES.  The Loan and any other Obligations further
                    ---------
          shall be secured by a mortgage interest (or deed of trust, if applicable) in and to the Owned Real Properties, the Controlled Power Property, the Global Power Property, and the Land Contract Properties, including a collateral assignment of and interest in and to land contracts, all fixtures, leases and rents (the "Real Property Collateral"). To evidence Lender's mortgage or other interest in and to the Real Property Collateral, at Closing, Borrower and each Subsidiary (as necessary) shall execute and deliver to Lender mortgages or deeds of trust (the "Mortgages") and collateral assignments of land contracts, leases and rents (the "Assignments") in such form and substance satisfactory to Lender. To evidence Lender's interest in the Land Contract Properties, Holiday Properties shall execute and deliver the Limited Guarantee to Lender, along with such documents, including mortgages or deed of trust, as may be required by Lender to perfect a mortgage or similar interest in the Real Property Collateral titled to Holiday Properties, including, without limitation, the Land Contract Properties (the "Holiday Mortgages").

               3.3  GUARANTIES.  To further secure payment of the Loan, at
                    ----------
          the Closing, each of the Guarantors shall execute and deliver to Lender a Guaranty in substantially the form of the attached
          Exhibit 3.3.1. In addition, Holiday Properties shall execute and deliver to Lender a Limited Non-Recourse Guaranty (the "Limited Guaranty") in substantially the form of the attached Exhibit 3.3.2.

               3.4  EXECUTION AND DELIVERY OF SECURITY DOCUMENTS.  The
                    --------------------------------------------
          Security Agreements, the Mortgages, the Assignments, the Guaranties and Other Assurances (collectively, together with any and all documents, instruments, undertakings or financing statements executed or to be executed thereunder, the "Security Documents") shall be delivered to the Lender, executed by their respective signatories, on the Closing Date and on the dates or at the times specified in Section 6.24.

               3.5  SUBORDINATION OF SUBORDINATED DEBT OBLIGATIONS.  Kukk,
                    ----------------------------------------------
          Rochester and Holiday, as holders of the Subordinated Debt Documents, shall execute and deliver to Lender such subordination agreements, substantially in the form of the attached Exhibit
          3.5.1 (the "Subordination Agreements") in order to subordinate the Subordinated Debt Obligations to Borrower's Obligations to Lender. Further, in the event that Borrower fails to meet the Condition Subsequent set forth in Section 4.5, Subordination Agreement between Lender and each of Kukk and Rochester shall provide that up to $10.3 million of the Subordinated Debt Obligations of Borrower to Kukk and Rochester (in the aggregate) shall be subordinated to the obligations of all creditors of Borrower and its Subsidiaries, but not to Equity Interests.

                                      ARTICLE 4
                                      ---------

                         CONDITIONS PRECEDENT AND SUBSEQUENT
                         -----------------------------------

               4.1  CONDITIONS PRECEDENT TO CLOSING.  The obligation of the
                    -------------------------------
          Lender to make the Loan is subject to the prior contemporaneous satisfaction of each of the following conditions precedent on the Closing Date:

                    (a)  DELIVERY OF DOCUMENTS.  The Notes, the Security
                         ---------------------
               Documents, the other Loan Documents and the Subordination Agreements shall each have been duly executed and delivered to the Lender by the respective signatories thereto.

                    (b)  REPORTS, CERTIFICATES AND OTHER INFORMATION.  The
                         -------------------------------------------
                         Lender shall have received the following, dated and in full force and effect on the Closing Date:

                         (i)  a certificate of the Secretary or an
                    Assistant Secretary of each of the Borrower, American Eco and each Subsidiary as to (A) such entities Articles of Incorporation and Code of Regulations (if a corporation) or, if not a corporation then a certificate of the general partner of each partnership or limited partnership as to the partnership agreement;
                    (B) resolutions of its board of directors (or, if not a corporation, of the partners or owners) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents; and (C) the incumbency and signatures of the Responsible Officers of each such entity;

                         (ii) a certificate, signed by a Responsible
                    Officer of Borrower, stating (A) that the representations and warranties contained in Article 5 of this Agreement, the Note and the other Security Documents executed by the Borrower are then true and accurate as though made on and as of such date; and (B) that there has then occurred no Event of Default or Incipient Default which is continuing;

                         (iii) a certificate, signed by a Responsible Officer of the Borrower and each of the Subsidiaries, in form and substance satisfactory to the Lender, stating that each of the Borrower and the Subsidiaries are Solvent on and as of the Closing Date and that no Material Adverse Change in the Borrower or any of the Subsidiaries has occurred since the date of the Financial Statements, on which it is acknowledged the Lender has relied;

                         (iv) such other instruments or documents as the
                    Lender may reasonably request relating to the existence and good standing of the Borrower or the corporate authority for execution, delivery and performance of this Agreement or any of the other Loan Documents.

                    (c)  OPINION OF COUNSEL.  There shall have been
                    ------------------
               delivered to the Lender the written opinion, dated as of the Closing Date, of Thompson, Hine & Flory, as counsel to the Borrower and each of the Subsidiaries, in form and substance reasonably satisfactory to Lender and its counsel, as to the matters set forth in Sections 5.1 through 5.7 of this Agreement.

                    (d)  PAYMENT OF FEES.  The Borrower shall have paid the
                    ---------------
               Lender the Facility Fee and the fees and expenses of the Lender's counsel, Brouse & McDowell (such fees of Brouse & McDowell not to exceed $25,000), in connection with preparation, negotiation, execution and closing of this Agreement, and any other fee or expense reimbursement due the Lender under any of the Loan Documents;

                    (e)  NO EXISTING DEFAULT.  No Event of Default or event
                         -------------------
               which, upon the lapse of time or the giving of notice or both, would constitute an Event of Default (an "Incipient Default") shall exist on the Closing Date, or after giving effect to the transactions contemplated to take place hereunder on such Date;

                    (f)  REPRESENTATIONS AND WARRANTIES CORRECT.  The
                         --------------------------------------
               representations and warranties set forth in Article 5 and
               the representations and warranties set forth in Note, or in the other Security Documents to be executed and delivered to the Lender on the Closing Date shall be true and correct in all material respects on the Closing Date, and after giving effect to the transactions contemplated to occur on such Date;

                    (g)  LEGALITY OF TRANSACTIONS.  It shall not be
                         ------------------------
               unlawful for either the Borrower or the Lender to carry out their respective obligations under this Agreement;

                    (h)  PERFECTION.  The Lender's lien on or security
                         ----------
               interest in each item of Collateral and the mortgage interest in each of the Real Property Collateral shall have been granted and perfected by the filing, recording or registration of the Mortgage and Other Assurance and documents, instruments or financing statements in the appropriate governmental offices or by such other action as is necessary to perfect any such lien or security interest, and the Lender shall have received evidence satisfactory to it that all such liens and security interests are of first priority, subject only to Permitted Encumbrances;

                    (i)  TITLE INSURANCE.  The Lender shall have received
                         ---------------
               (or shall be satisfied that it shall promptly receive after the Closing Date) a title insurance policy in form satisfactory to the Lender issued by a title insurance company reasonably acceptable to the Lender, insuring that the mortgage lien of the Lender covering the Owned Real Property covered by the Mortgages is of first priority subject to no exceptions, conditions or reservations other Permitted Encumbrances or as other~vise approved in writing by the Lender;

                    (j)  CONSENTS.  The Lender shall have received evidence
                         --------
               satisfactory to it that all consents required for the granting and perfection of the Lender's liens on and security interest in the items of Collateral, including the Landlord Consents, have been obtained;

                    (k)  HAZARD AND OTHER INSURANCE.  The Lender shall have
                         --------------------------
               received evidence reasonably satisfactory to it that the Borrower has in effect the insurance required by Section 6.9;

                    (l)  WRITTEN RECEIPT.  If any part of the proceeds of
                         ---------------
               the Loan is to be disbursed to a Person other than the Borrower, the Lender shall have received from the Borrower written disbursement instructions and a written receipt for such proceeds;

                    (m)  FINANCIAL STATEMENTS.  The Lender shall have
                         --------------------
               received and reviewed to its reasonable satisfaction income statements, balance sheets, and statements of cash flows for the Borrower, each prepared in accordance with GAAP;

                    (n)  GUARANTY.  The Lender shall have received from
                         --------
               each Guarantor the executed Guaranty, dated as of the Closing Date; and

                    (o)  MERGER TRANSACTION.  The Lender shall have
                         ------------------
               received evidence to its satisfaction that the transactions contemplated in the Merger Agreement have been consummated, and American Eco has made a $10,000,000 capital contribution to Borrower.

               4.2  CONDITIONS PRECEDENT TO ALL ADVANCES.  The obligation
                    ------------------------------------
          of the Lender to make each Advance requested from time to time shall be subject to satisfaction of the following conditions in connection with each such Advance:

                    (a)  REPRESENTATIONS AND WARRANTIES.  The
                         ------------------------------
               representations and warranties contained in Article 5 hereof shall be true and correct in all material respects on and as of the date of such Advance as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier specified date.

                    (b)  NO DEFAULTS.  No event constituting an Event of
                         -----------
               Default or Incipient Default has occurred and is continuing or would result from the first Advance.

                    (c)  PERFORMANCE.  The Borrower has performed and
                         -----------
               complied in all material respects with all its obligations required to be performed and/or complied with under the Loan Documents to which it is a party.

               4.3  CONDITIONS FOR THE BENEFIT OF THE LENDER.  The
                    ----------------------------------------
          conditions set forth in this Article 4 are for the exclusive benefit of the Lender and may be waived, for purposes of this Agreement, only by the Lender, and only in writing.

               4.4  FAILURE OF CONDITIONS.  The Borrower shall take any and
                    ---------------------
          all actions necessary or appropriate on its part, and shall use its reasonable best efforts to cause others to take necessary or appropriate action on their part, in order to satisfy the conditions set forth in Sections 4.1 and 4.2 and otherwise cause the Closing Date to occur.

               4.5  CONDITIONS SUBSEQUENT.  Within forty-five (45) days
                    ---------------------
          after the Closing Date, Borrower shall provide to Lender (i) Phase I environmental reports, in form and substance satisfactory to Lender, performed by an environmental assessment company satisfactory to Lender, as to each of the Owned Real Properties, and (ii) appraisals, in form and substance satisfactory to Lender, of the Tangible Assets of Borrower supporting the write up of assets on Borrower's Financial Statements of $10,300,000, including the Owned Real Properties. To the extent that the aggregate appraised value of such assets is less than $10,300,000, then the Subordinated Debt Obligations to Kukk and Rochester shall be additionally subordinated by such difference to the claims and interests of all creditors of Borrower and its Subsidiaries, but not to Equity Interests.


                                      ARTICLE 5
                                      ---------

                    REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                   -----------------------------------------------

               In order to induce the Lender to enter into or become a party to this Agreement and to make the Loan, the Borrower makes the following representations and warranties to the Lender.

               5.1  DUE AUTHORIZATION.  The Borrower, Global Power,
                    -----------------
          Brookfield and Southwick, are each corporations, duly organized, validly existing and in good standing under the laws of the jurisdiction in which each is incorporated, and each are duly licensed or qualified to conduct business and are in good standing in each jurisdiction wherein the character of the property owned or the nature of the business transacted by each makes such licensing or qualification necessary, except as to jurisdictions where the failure to be so licensed or qualified would not have a Material Adverse Effect. Controlled Power is an Illinois limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and in which it does business, and it is duly licensed or qualified to conduct business and is in good standing in each jurisdiction wherein the character of the property owned or the nature of the business transacted by it makes such licensing or qualification necessary, except as to jurisdictions where the failure to be so licensed or qualified would not have a Material Adverse Effect.

               5.2  ORGANIZATION, STANDING AND QUALIFICATION OF
                    -------------------------------------------
          SUBSIDIARIES.
          ------------

                    (a) Set forth in Schedule 5.2 attached hereto is a complete and accurate list of the Borrower's Subsidiaries, as of the date hereof, showing for each, as of the date hereof, and for the Borrower as well, the respective jurisdictions of their incorporation; the jurisdictions in which they are qualified to do business as a foreign corporation; the number of shares of each class of common stock authorized; the number of shares of each class of common stock outstanding; and the number of such shares covered by all outstanding options, warrants, rights of conversion or purchase and other similar rights.

                    (b) The charter or articles of incorporation and all amendments thereto for the Borrower and its Subsidiaries have been duly filed and are in proper order. The Equity Interests of the Borrower, including the number of authorized, issued and outstanding shares of stock of the Borrower and each of its Subsidiaries, their par value, and the names of the holders thereof and the number of shares held by each holder, are as set forth in Schedule 5.2 attached hereto. All of the outstanding capital stock of the Borrower and each of its Subsidiaries has been validly issued in compliance with all federal and state securities laws, is fully paid and nonassessable and is free and clear of all mortgages, deeds of trust, pledges, liens, security interests and other charges or encumbrances, other than those created by the Loan Documents.

                    (c) Except as set forth on Schedule 5.2, neither the Borrower nor any of its Subsidiaries is, or will on the Closing Date be, be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

                    (d) The chief executive office of the Borrower is located at 807 East Turkeyfoot Lake Road, Akron, Ohio 44319.

               5.3  NO PARTNERSHIPS.  Neither the Borrower nor any
                    ---------------
          Subsidiary is a partner in any partnership or a joint venturer in any joint venture other than Controlled Power and Tri-Chem, Inc.

               5.4  REQUISITE POWER.  The Borrower has, and each Subsidiary
                    ---------------
          has, all requisite corporate power and all governmental licenses, permits, authorizations, consents and approvals necessary to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower has all requisite corporate power to borrow the sums provided for in this Agreement, and Borrower has, and each Subsidiary has, all requisite corporate power to execute, deliver, issue and perform this Agreement, the Notes, the other Loan Documents to which it is a party, and the Acquisition Documents.

               5.5  CORPORATE AUTHORIZATION.  All corporate action on the
                    -----------------------
          part of the Borrower and each Subsidiary and their respective directors and stockholders necessary for the authorization, execution and delivery and performance of this Agreement, the Notes and any of the Other Loan Documents has been duly taken and is in full force and effect.

               5.6  OFFICER AUTHORIZATION.  Each officer of the Borrower or
                    ---------------------
          any Subsidiary executing this Agreement, any of the other Loan Documents, or the Acquisition Documents is (as of the date of such execution) duly and properly in office and fully authorized to execute and deliver the same.

               5.7  BINDING NATURE.  This Agreement, the Notes, each of the
                    --------------
          other Loan Documents, and the Acquisition Documents is, or upon the execution thereof will be, a legal, valid and binding obligation of the Borrower, in full force and effect and enforceable in accordance with its respective terms, except for the effect of applicable laws regarding bankruptcy or insolvency or general principles of equity.

               5.8  NO CONFLICT.  Neither the execution nor delivery of
                    -----------
          this Agreement, the Notes, any of the other Loan Documents, or the Acquisition Documents, nor fulfillment of nor compliance with the terms and provisions hereof or thereof (a) conflicts with or result in a breach of any Governmental Requirement, or of any agreement or instrument binding upon the Borrower or any Subsidiary (other than any agreement requiring the consent of the other party thereto to the granting, pursuant to the Security Documents, of a lien on or security interest in the rights of the Borrower or such Subsidiary thereunder, where such consent has not been obtained), or conflict with or result in a breach of any provision of the Articles of Incorporation or Code of Regulations of the Borrower or any Subsidiary, or (b) results in the creation or imposition of any lien upon any property of the Borrower or any Subsidiary pursuant to any such agreement or instrument, except pursuant to this Agreement or any other Loan Documents.
          No authorization, consent or approval or over action by, and no notice to or filing, with, any Governmental Authority is required to be obtained or made by the Borrower or any Subsidiary, other than those which will be obtained or made prior to the Closing Date, for the due execution, deliver and performance by the Borrower or any Subsidiary of this Agreement, the Notes or any of the other Loan Documents or for the validity or enforceability thereof.

               5.9  FINANCIAL STATEMENTS.  The Borrower has heretofore
                    --------------------
          furnished to the Lender the consolidated financial statements for Borrower and its Subsidiaries dated September 30, 1996 and preliminary income statements for the fiscal year ended December 31, 1996 and the consolidated financial forecasts of Borrower and its Subsidiaries (the "Financial Statements"). Each of the Financial Statements was prepared in accordance with GAAP and, to the best knowledge of the Borrower, each of the Financial Statements fairly presents the financial condition and operations of the Borrower at such dates and the results of its operations for the respective periods then ended except for normal year-end audit adjustments.

               5.10 LITIGATION AND CONTINGENT LIABILITIES.  Except as set
                    -------------------------------------
          forth on the attached Schedule 5.10, there is no material action, suit, investigation, tax claim or proceeding pending or, to the knowledge of any corporate officer of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary or the property of the Borrower or any Subsidiary, including without limitation, the Acquisition Assets before any court, arbitrator or administrative or governmental body.

               5.11 NO EVENT OF DEFAULT.  No Event of Default or Incipient
                    -------------------
          Default has occurred and is continuing or would result from the execution of this Agreement that would have a Material Adverse Effect.

               5.12 TAX RETURNS AND TAX MATTERS.  The Borrower and each of
                    ---------------------------
          the Subsidiaries has filed all federal and state income, withholding, franchise and property tax returns which are required to be filed in the United States of America, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due. The Borrower has no knowledge of any proposed, asserted or assessed tax deficiency against it or any of its Subsidiaries, where any such deficiency or all such deficiencies, considered in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               5.13 EMPLOYEE BENEFITS.
                    -----------------

                    (a)  PLANS MAINTAINED.  Except as set forth in Schedule
                         ----------------
          5.13 attached hereto, neither the Borrower nor, to the best knowledge of the Borrower, any ERISA Affiliate is a party to, contributes to or is obligated to contribute to any plans, programs, agreements, policies, commitments or other arrangements (whether or not set forth in a written document) in the following categories:

                         (i) Any employee pension benefit plan, as defined in Section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in
                    Section 3(37) of ERISA;

                         (ii) Any employee welfare plan, as defined in
                    Section 3(1) of ERISA;

                         (iii)     Any bonus, deferred-compensation,
                    incentive, restricted-stock, stock purchase, stock option, stock appreciation right, phantom stock, debenture, supplemental pension, profit-sharing, commission, or similar plan or arrangement;

                         (iv) Any plan, program, agreement, policy,
                    commitment or other arrangement relating to severance or termination pay, whether or not published or generally known;

                         (v)  Any plan, program, agreement, policy,
                    commitment or other arrangement relating to the provision of any benefit described in Section 3(1) of ERISA to former employees or their survivors;

                         (vi) Any plan, program, agreement, policy,
                    commitment or other arrangement relating to loans or other extension of credit, loan guarantees, relocation assistance, educational assistance, tuition payments or similar benefits; or

                         (vii) Any other plan, program, agreement, policy, commitment or other arrangement relating to employee benefits, workers' compensation, executive compensation or fringe benefits, including any plan exempted from ERISA by virtue of section 4(b) thereof.

                    (b)  REPORTING AND DISCLOSURE.  With respect to each
                         ------------------------
          employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in Schedule 5.13 attached hereto and which is subject to the reporting, disclosure and record retention requirements set forth in Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis, except where instances of failing to do so would not, considered in the aggregate, have a Material Adverse Effect.

                    (c)  QUALIFICATION OF PLANS.  Each employee pension
                         ----------------------
          benefit plan (as defined in Section 3(2) of ERISA) which is listed in Schedule 5.13 attached hereto and which is neither an excess benefit plan (as defined in Section 3(36) of ERISA) nor a plan exempted under Section 4(b) or 201(2) of ERISA, meets all requirements for qualification under Section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under Section 401 (b) of the Code and the regulations thereunder, under Section 1140 of the Tax Reform Act of 1986, or any other statute, regulation, administrative notice, procedure or other authority. Each plan described in the preceding sentence is the subject of a determination letter which was issued by the Internal Revenue Service and which states that such plan meets such requirements. Each such plan has in all material respects been administered in accordance with its terms and the applicable provisions of ERISA and the Code and the regulations thereunder.

                    (d)  FUNDING OF PENSION PLANS.  Except as listed in
                         ------------------------
          Schedule 5.13 attached hereto, there are no plans to which
          Section 412(a) of the Code applies.

                    (e)  TERMINATION OR WITHDRAWAL LIABILITY.  Except as
                         -----------------------------------
          set forth on Schedule 5.13 attached hereto, neither the Borrower nor, to the best knowledge of the Borrower, any ERISA Affiliate has any liability under Subtitle D or E of Title IV or ERISA (i) to the PBGC, (ii) to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA), or (iii) to any trustee. No event has occurred which, with the giving of notice under Sections 4063 or 4219 of ERISA, would result in such liability. Neither the Borrower nor, to the best knowledge of the Borrower, any such ERISA Affiliate has engaged in any transaction described in
          Section 4069 of ERISA.

                    (f)  CONTRIBUTIONS AND PREMIUMS.  All contributions,
                         --------------------------
          premiums or other payments due from the Borrower or, to the best knowledge of the Borrower, any ERISA Affiliate to (or under) any plan listed in Schedule 5.13 attached hereto have been fully paid or adequately provided for on the books and financial statements of the Borrower or such ERISA Affiliate.

                    (g)  PROHIBITED TRANSACTIONS.  With respect to each
                         -----------------------
          employee benefit plan (as defined in Section 3(3) of ERISA) which is listed in Schedule 5.13 attached hereto and which is subject to Part 4 of Subtitle B of Title I or ERISA, there does not now exist, nor has there existed within the four-year period ending on the date hereof, any act or omission which constitutes a violation of Sections 406 or 407 of ERISA and is not exempted by
          Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code, except for violations which, considered in the aggregate, would not have a Material Adverse Effect.

                    (h)  COBRA.  The Borrower and all of its Subsidiaries
                         -----
          are in compliance with the requirements of the Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended from time to time, except for violations which, considered in the aggregate, would not have a Material Adverse Effect.

               5.14 REAL PROPERTY.  The Borrower or a Subsidiary has good
                    -------------
          and marketable title in fee simple to all of the Owned Real Property, and as to leased properties has good leasehold title, in each case free from all liens, charges, mortgages, deeds of trust, security interests and encumbrances of any nature whatsoever, except for Permitted Encumbrances. A true, correct and complete copy of each lease of real property to which the Borrower or any Subsidiary is a party and all modifications, amendments, supplements, and extensions thereof have been delivered by the Borrower to the Lender. The Borrower and each Subsidiary enjoys peaceful and undisturbed possession under all such leases. All of such leases are valid and subsisting and in full force and effect against Borrower and/or its Subsidiary(ies). To the best of the Borrower's knowledge, no default exists under any lease of real property by it or any of its Subsidiaries which would give either party thereto the right to terminate such lease nor any circumstances which, if continued or on notice, could result in any such default, where all of such defaults in the aggregate would have a Material Adverse Effect. Borrower has delivered, or will at Closing deliver, appropriate landlord consents and waivers, in such form as may be acceptable to Lender, in connection with any real property leased by Borrower or any of its Subsidiaries.

               5.15 OTHER PROPERTY.  The Borrower has good and marketable
                    --------------
          title to all of its properties and assets referred to in the Financial Statements, subject only to Permitted Encumbrances. Such items of equipment, together with all items of equipment covered by leases (plus any items of equipment of which the Borrower or any of its Subsidiaries acquires ownership or in which the Borrower or any of its Subsidiaries acquires a leasehold interest after the Closing Date), constitute all such of the items of equipment necessary to conduct the business of the Borrower and its Subsidiaries. Exclusive of items of equipment disposed of in the ordinary course of business, the Borrower has good and marketable title to all items of equipment, in each case free from all liens, charges, security interests and encumbrances of any nature whatsoever, except for Permitted Encumbrances.

               5.16 ENVIRONMENTAL MATTERS.  Except as disclosed on the
                    ---------------------
          attached Schedule 5.16, and except to the extent that no reasonable possibility exists that the failure of the following to be true and correct would result in a liability of the Borrower or its Subsidiaries that is material in amount: (i) to the best knowledge of the Borrower, the properties and operations of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) none of the properties or operations of the Borrower or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of the Environmental Law; (iii) none of the properties or operations of the Borrower or any of its Subsidiaries is the subject of any federal or state investigation concerning any sue or release of any Hazardous Substance, except for any such investigation conducted entirely without notice to the Borrower or any of its Subsidiaries, without entry to any facility of the Borrower or any of its Subsidiaries, and of which neither the Borrower nor any of its Subsidiaries has any knowledge; (iv) neither the Borrower nor any of its Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release or a Hazardous Substance in to the environment; (v) to the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has any contingent liability in connection with any release of any Hazardous Substance into the environment and no release which could require remediation has occurred; (vi) none of the Borrower's or any of its Subsidiaries' operations involve the generation, transportation, treatment, storage or disposal of Hazardous Substances; (vii) neither the Borrower nor any of its Subsidiaries has disposed of any Hazardous Substances in, on or about any premises owned, leased or used by the Borrower or any of its Subsidiaries and, to the best of the Borrower's knowledge, neither has any lessee, prior owner, or other Person; (viii) no surface impoundments or, to the best of the Borrower's knowledge, underground storage tanks are located in, on or about any of the premises owned, leased or used by the Borrower or any of its Subsidiaries; and (ix) no lien in favor of any Governmental Authority for (A) any liability under Environment Laws, or (B) damages arising from or costs incurred by such Governmental Authority in response to a release of any Hazardous Substance into the environment has been filed or attached to any of the premises owned, leased or used by the Borrower or any of its Subsidiaries.

               5.17 CONTRACTS.  Borrower has delivered to Lender a true,
                    ---------
          correct and complete copy of each material contract or other commitment of the Borrower or any of its Subsidiaries which does not contemplate completion of performance by either party within one (1) year, or which was not entered into in the ordinary course of business. Each such contract or other commitment of the Borrower or any of its Subsidiaries was in effect as of the Closing Date. Performance by the parties to all contracts and other commitments of the Borrower and its Subsidiaries would not in the aggregate have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default in any material respect under any such contract, and there are no presently existing facts or circumstances which, if continued or on notice, could reasonably be expected to result in such a default under such agreements. Neither the Borrower nor any of its Subsidiaries is in default in any material respect under the provisions of any contract or commitment with a part which contemplates completion of performance by either party within one
          (1) year, and there are no presently existing facts or conditions which, with the giving of notice or passage of time (or both), could result in such a default under any provision of any such contract or commitment, where all of such defaults in the aggregate could reasonably be expected to result in a Material Adverse Effect.

               5.18 INTELLECTUAL PROPERTY.  To the best knowledge of the
                    ---------------------
          Borrower, the Borrower and each of its Subsidiaries has all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, permits and franchises which are required in order for it to conduct its business and to operate its properties as they have historically been conducted or operated without known conflict with the rights of others.
          Schedule 5.18 attached hereto contains a complete and correct list of all material patents, copyrights, trademarks, licenses, service marks, trade names and other similar rights (the "Intellectual Property Rights") owned or used by the Borrower or any of its Subsidiaries, showing for each item the owner thereof and, for patents and trademarks, if registered, each registration in the United States Patent and Trademark Office and each foreign registration. Except as disclosed in such Schedule, no proceedings have been instituted or are pending or have been threatened in writing which challenge the validity, ownership or use of any such Intellectual Property Rights. Except as disclosed in such Schedule, to the best knowledge of the Borrower, no infringement of any Intellectual Property Right of any third party has occurred or will result in any way from the operations or business of the Borrower or any of its Subsidiaries, and no claim has been made by any such third party based on allegation of any such infringement.

               5.19 EMPLOYMENT AGREEMENTS AND RELATIONS.  Other than
                    -----------------------------------
          collective bargaining agreements entered into by Borrower in the ordinary course of its business, neither the Borrower nor any of its Subsidiaries was a party to any employment agreement or collective bargaining agreement as of the Closing Date. Except as contemplated by the Merger Agreement (which contemplates and provides for employment agreements with Kukk and Ernest Rochester), Borrower is not obligated to assume or become liable for any employment agreement. Neither the Borrower nor any of its Subsidiaries has made, obligated itself to make, renewed, extended, or otherwise modified or amended any previous agreement to make any excess parachute payment as defined in Section 280G of the Code. To the best knowledge of the Borrower, during the four (4) years preceding the Closing Date there was or were no
          (a) attempt by any union or other labor organization to organize any employees of the Borrower or any of its Subsidiaries, or (b) strikes or shutdowns resulting from labor activity or (c) concerted work stoppages or concerted slowdowns of any nature or length of time, at any plant or other facility owned or operated by the Borrower.

               5.20 INSURANCE.  Schedule 5.20 attached hereto contains a
                    ---------
          complete and accurate list, as of the Closing Date, of all insurance maintained by the Borrower or any of its Subsidiaries, including, but not limited to fire, public liability, property damage, products liability and workmen's compensation. The Borrower and each of its Subsidiaries maintain such insurance with insurers duly licensed in the applicable jurisdictions, in such amounts and against such risks and losses as are deemed reasonable by Borrower for their businesses and properties. All such insurance is in full force and effect and all premiums with respect thereto have been paid to the date hereof or paid in accordance with payment schedules previously applicable thereto.

               5.21 PROPERTY CONDITION.  All of the Property of the
                    ------------------
          Borrower and its Subsidiaries used in connection with their respective businesses is in good operating condition, usable in the ordinary course of their respective businesses, in a state of reasonable maintenance and repair, ordinary wear and tear excluded, and adequate for the operation of their respective businesses.

               5.22 COMPLIANCE WITH LAWS.  The Borrower and each of its
                    --------------------
          Subsidiaries are in compliance with all Governmental Requirements applicable to their properties, assets and business with only such exceptions as in the aggregate have no reasonable likelihood to cause a Material Adverse Effect. There are no proceedings pending or, to the best of their knowledge, threatened, to terminate or modify any Governmental Approvals.

               5.23 COMMITMENTS.  To the best knowledge of the Borrower, no
                    -----------
          outstanding purchase commitment by the Borrower or any of its Subsidiaries is materially in excess of the normal, ordinary and usual requirements of their respective businesses, nor is any such purchase commitment at a price or prices materially in excess of market prices existing at the time such commitment was made or upon terms materially different from past practices.

               5.24 FINANCIAL AND OTHER INFORMATION.  The Borrower has
                    -------------------------------
          furnished to the Lender certain information including, but not limited to, the Financial Statements. There are no statements or conclusions therein which, when taken as a whole, in light of the circumstances then existing, to the best knowledge and belief of the Borrower, are based upon or include misleading information or fail to take into account material information regarding the matters covered therein. The projections provided to Lender in the Financial Statements were prepared with reasonable care on the basis of the assumptions stated therein and said assumptions are reasonable in light of the current business conditions. It is understood that no representation or warranty is made by the Borrower concerning any predictions, forecasts, estimates, or any other analyses prepared by or on behalf of the Borrower or one of its Subsidiaries, which are dependent on future events, except that such predictions, forecasts, estimates and analyses were prepared with reasonable care. There is no fact known to the Borrower (other than matters of a general economic nature) which the Borrower reasonably believes would materially adversely affect the business, operation, assets, prospects or conditions of the Borrower and its Subsidiaries, taken as whole, which has not been disclosed in the Loan Documents or in other documents furnished to the Lender in connection with this Agreement. Neither the business nor the assets nor the operations of the Borrower or any of its Subsidiaries are presently affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (irrespective of whether covered by insurance), which materially and adversely affects the business, operations, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole. To the best knowledge of the Borrower after reasonable investigation, the representations, warranties and agreements contained in the Merger Documents are true, accurate and complete in all respects and no statement in any document, certificate or other instrument furnished or to be furnished to the Borrower in connection with the Merger Transaction contemplated by the Acquisition Agreement, taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained therein not misleading.

               5.25 EXISTING DEFAULTS.  Neither the Borrower nor any of its
                    -----------------
          Subsidiaries is in default under any mortgage, lease, indenture, deed of trust or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where all such defaults, considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in violation of any law, ordinances, rule, regulation, order, writ, judgment, injunction or decree to which it or any of its properties is subject, except where all such violations, considered in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               5.26 STATUTORY REGULATION.  Neither the Borrower nor any of
                    --------------------
          its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended, and is not, directly or indirectly, controlled by or acting on behalf of any person which is an investment company, within the meaning of said Act. Neither the Borrower nor any of its Subsidiaries is subject to any state law or regulation regulating public utilities or similar entities, and is not, within the meaning of the Public Utility Holding Company Act of 1935, as amended, (a) a holding company; (b) a subsidiary or affiliate of a holding company; or
          (c) a public utility. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Interstate Commerce Act or the Federal Power Act or any other federal or state statute or regulation limiting or placing conditions upon their respective power or right to borrow money.

               5.27 BURDENSOME AGREEMENTS.  To the best of Borrower's
                    ---------------------
          knowledge, neither the Borrower nor any of its Subsidiaries is a party to an unduly burdensome agreement or undertaking, or is subject to any unduly burdensome court order, writ, injunction or decree of any court or any governmental instrumentality, domestic or foreign.

               5.28 REGULATION U.  Neither the Borrower nor any of its
                    ------------
          Subsidiaries is engaged principally, nor as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of the Loans will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of the Loans will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G, T, U or X of said Board of Governors.

               5.29 LIENS.  Except for Permitted Encumbrances, all liens
                    -----
          granted in favor of the Lender by the Borrower as described in this Agreement and the other Loan Documents shall constitute first liens on the relevant property.

               5.30 FISCAL YEAR.  The fiscal year of the Borrower and each
                    -----------
          of its Subsidiaries consists of a calendar year. The Borrower's most recently-completed fiscal year ended on December 31, 1996. Borrower has informed Lender that Borrower and its Subsidiaries will change the fiscal year to a year end of November 30, 1997, and Lender hereby consents to the change of fiscal year.

               5.31 SUBORDINATED DEBT DOCUMENTS.  The Subordinated Debt
                    ---------------------------
          Documents set forth the entire agreement between the Borrower and the holders of the Subordinated Debt Obligations relating to the Subordinated Debt Obligations.

               5.32 SOLVENCY.  As of the Closing Date and after giving
                    --------
          effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans made hereunder, the Borrower and each of the Subsidiaries were Solvent.


                                      ARTICLE 6
                                      ---------

                                AFFIRMATIVE COVENANTS
                                ---------------------

               The Borrower covenants and agrees that so long as any principal of and/or interest accrued on any Loan is unpaid it will comply with and, if applicable, cause each of its Subsidiaries to comply with the following provisions:

               6.1  ACCOUNTING RECORDS.  The Borrower and each Subsidiary
                    ------------------
          shall maintain adequate books and accounts in accordance with sound business practice and GAAP consistently applied. As soon as possible, and in any event within ten (10) calendar days after receipt of a written request from Lender, the Borrower and each Subsidiary shall furnish to the Lender any information regarding their business or finances as the Lender may reasonably request. Upon reasonable request of the Lender and for good cause, the Borrower will extend its cooperation and assistance and comply with the requests of the Lender or its representative in connection with any number of audits during any fiscal year regarding the Collateral and will furnish any information reasonably requested in respect thereof, including, without limitation, appraisals of the Collateral, lien search reports and physical counts. The Borrower will pay all reasonable out-of-pocket expenses of the Lender in connection with a maximum of one (1) such audit per fiscal year.

               6.2  FINANCIAL STATEMENTS AND NOTICES.  The Borrower shall
                    --------------------------------
          furnish to the Lender the following financial statements and notices:

                    (a) As soon as available but in any case within forty-five (45) days after the close of each quarter in Borrower's fiscal year, commencing with the quarter ending May 31, 1997, a copy of the unaudited balance sheet and income statement for such period.

                    (b) Within ninety (90) calendar days after the close of each fiscal year, a copy of the annual audit report for such year for the Borrower, including therein (i) a consolidated statement of stockholders' equity for such fiscal year; (ii) a consolidated statement of changes in financial position or statement of cash flows for such fiscal year, (iii) a consolidated income statement of the Borrower and its Subsidiaries for such fiscal year, and (iv) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year. The consolidated income statements, consolidated statement of changes in financial position or statement of cash flows, and balance sheets shall be audited by independent certified public accountants reasonably acceptable to the Lender, and shall be certified by such accountants as having been prepared in accordance with GAAP consistently applied and such accountants report shall be unqualified. Such accountants shall also certify to the Lender that in the course of the regular annual examination of the business of the Borrower and its Subsidiaries, which examination was conducted by such accountants in accordance with generally accepted auditing standards, such accountants have obtained no knowledge that an Event of Default, or an Incipient Default, has occurred in connection with any of the Financial Tests set forth in Section 6.22 and is continuing as of the date of certification, or if, in the opinion of such accountants, an Event of Default or an Incipient Default has occurred in connection with any of the Financial Tests set forth in Section 6.22 and is continuing, a statement as to the nature thereof.

                    (c) Contemporaneously with each of the financial reports required by the foregoing subsections (a) and (b), certificates in the form of each of Exhibits 6.2.1 and 6.2.2 attached hereto;

                    (d) Promptly after they are sent, made available or filed, copies of all material reports, proxy statements and financial statements that the Borrower sends or makes available to its stockholders and all registration statements and reports that the Borrower files with the Securities and Exchange Commission, or any other governmental official, agency or authority;

                    (e) Promptly but in no event later than ten (10) Banking Days after a Responsible Officer obtains actual knowledge of (i) the occurrence of an Event of Default or an Incipient Default, or (ii) any default or Event of Default as defined in any evidence of Indebtedness or under any material agreement, indenture or other instrument under which such evidence of Indebtedness has been issued, whether or not such indebtedness is accelerated or such default waived, the Borrower shall notify the Lender thereof, and within ten (10) Banking Days after obtaining such knowledge, a statement of a Responsible Officer setting forth details of such Event of Default or Incipient Default and the action which the Borrower proposes to take with respect thereto;

                    (f) As soon as available, any written report involving the Borrower's internal controls submitted to the Borrower by its independent certified public accountants with its annual or interim special audit of the financial condition of the Borrower;

                    (g) Promptly but in no event later than five (5) Banking Days after a Responsible Officer learns thereof, written notice of any actual or threatened claims, litigation, suits, investigations, proceedings or disputes against or affecting the Borrower or any of its Subsidiaries which may have a Material Adverse Effect, including, without limitation: (i) any claim, litigation, suit, investigation, proceeding or dispute involving a monetary amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), whether or not covered by insurance; (ii) any labor controversy which is reasonably expected to result in a strike against the Borrower or any of its Subsidiaries; (iii) any proposal by any public authority to acquire any of the assets or business of the Borrower or any of its Subsidiaries, other than in the ordinary course of Borrower's business; (iv) any investigation or proceeding before or by any administrative or governmental agency, the effect of which could reasonably be expected to limit, prohibit or restrict in any material respect the manner in which the Borrower or any of its Subsidiaries currently conducts its business or to declare any substance contained in the products manufactured or distributed by the Borrower or any of its Subsidiaries to be dangerous; (v) any summons, citation, directive, notice, complaint, letter or other communication, whether oral or written, from any person concerning any alleged material violation by the Borrower, or any predecessor of the Borrower, or any of its Subsidiaries, of any applicable federal, state or local environmental, health or safety statutes or regulations which has a reasonable possibility to materially affect any of the properties or the operations of the Borrower or such Subsidiary or any alleged material noncompliance of any of the properties or the operations of the Borrower or such Subsidiary therewith; or (vi) any investigation of or request for information from the Borrower or any of its Subsidiaries relating to the handling, storage or disposal of any Hazardous Substance, or the release thereof into the environment, by the Borrower or such Subsidiary or any of their predecessors or any other Person, which investigation or request is other than routine or in response to Borrower's application for renewal of a permit;

                    (h) Not later than ten (10) calendar days after request by the Lender therefor, a copy of the working papers for any of the Borrower's Subsidiaries used by the Borrower in its preparation of consolidated financial statements for itself and its Subsidiaries;

                    (i) Within ninety (90) calendar days after the close of each fiscal year and, if prepared, within ten (10) days following such preparation if prepared for a fiscal quarter, an operating and capital budget for the Borrower and each Subsidiary showing cash flow projections and projected capital expenditures for the following fiscal year or quarter, as the case may be;

                    (j) Within five (5) Banking Days after the management of the Borrower obtains knowledge that a Material Adverse Change has occurred in its business, properties or its condition, financial or otherwise, a statement of an Authorized Officer of the Borrower setting forth details of such Material Adverse Change and the action which the Borrower proposes to take with respect thereto;

                    (k) Immediately after a Responsible Officer obtains actual knowledge thereof, report to the Lender all matters materially affecting the value, enforceability or collectibility of any material portion of the Receivables or Inventory including, without limitation, the Borrower's reclamation or repossession of, or the return to the Borrower of, a material amount of goods or claims or disputes asserted by any Account Debtor or other obligor; and

                    (l) Within five (5) Banking Days after the management of the Borrower acquires knowledge of the entry of a judgment against the Borrower in excess of Fifty Thousand Dollars ($50,000), a statement of an Authorized Officer of the Borrower setting forth the amount of such judgment, the parties to such action and whether an appeal is to be taken; and

               6.3  WITHHOLDING TAXES.  Within ten (10) calendar days of
                    -----------------
          the Lender's request therefor, the Borrower and its Subsidiaries shall furnish to the Lender proof satisfactory to the Lender that the Borrower and its Subsidiaries have complied with their obligations to make deposits for FICA and withholding taxes.

               6.4  ACCESS.  The Borrower and each of its Subsidiaries
                    ------
          shall permit the Lender, at such reasonable times and intervals as the Lender may designate upon reasonable notice, at its own expense (unless as part of an audit of the Collateral as provided in Section 6.1), by and through the representatives and agents of the Lender, to inspect, audit and examine its books and records, to make copies thereof, to discuss its affairs, finances and accounts with their respective officers and independent public accountants, and to visit and inspect their respective properties.

               6.5  CORPORATE EXISTENCE.  The Borrower and each of its
                    -------------------
          Subsidiaries shall preserve and maintain their respective corporate existences and all of their licenses, privileges and franchises and other rights necessary or desirable in the normal course of their businesses, except that any of the Borrower's Subsidiaries may be merged into the Borrower.

               6.6  QUALIFICATIONS TO DO BUSINESS.  The Borrower shall
                    -----------------------------
          qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to so qualify would not in the aggregate have a Material Adverse Effect.

               6.7  COMPLIANCE WITH LAWS.  The Borrower and its
                    --------------------
          Subsidiaries shall comply with all Governmental Requirements except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               6.8  MATERIAL AGREEMENTS.  The Borrower and its Subsidiaries
                    -------------------
          shall comply in all respects with the terms of each agreement to which any of them is a party, except where all instances of any failure to so comply would not, in the aggregate, have a Material Adverse Effect.

               6.9  INSURANCE.  The Borrower and its Subsidiaries shall
                    ---------
          maintain in full force and effect insurance of the types customarily carried in their respective lines of business, including, but not limited to, fire, public liability, property damage, products liability and workers' compensation insurance; provided, however, that Borrower and its Subsidiaries may self-insure for workers compensation claims in those states where such self-insurance is permitted. All such insurance shall be carried with companies, under policies and in amounts which are customary and reasonable in the industry and reasonably satisfactory to the Lender. The Borrower and its Subsidiaries shall maintain and keep in full force and effect property damage insurance (including a lender's loss payable endorsement in favor of the Lender and in form and substance satisfactory to the Lender) covering Inventory and their respective Fixed Assets.
          All policies of liability insurance shall name the Lender as a first mortgagee, loss payee, and/or additional insured, as the Lender shall direct. Within ten (10) calendar days of the Lender's request therefor, the Borrower and the Subsidiaries shall deliver or cause to be delivered to the Lender, but in any event concurrently with the financial information required to be delivered pursuant to Section 6.2(c), schedules identifying all insurance then in effect and certificates evidencing such insurance.

               6.10 FACILITIES.  The Borrower and its Subsidiaries shall
                    ----------
          keep the material properties used in their respective businesses in good repair, working order and condition, and from time to time shall make necessary repairs or replacements thereto so that their property shall be maintained adequately for its intended use.

               6.11 TAXES AND OTHER LIABILITIES.  The Borrower and its
                    ---------------------------
           Subsidiaries shall pay and discharge when due any and all indebtedness, obligations, assessments and real and personal property taxes, including, but not limited to, federal and state income and personal and real property taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise; provided, however, that adequate reserves in
                     --------  -------
          accordance with GAAP or other provision is made to the reasonable satisfaction of the Lender for prompt payment thereof in the event that it is found that the same are its obligation.

               6.12 GOVERNMENTAL APPROVALS.  Except where there exists no
                    ----------------------
          reasonable possibility that failure to do so would have a Material Adverse Effect, the Borrower and its Subsidiaries shall apply for, diligently pursue, and obtain or cause to be obtained, and shall thereafter maintain in full force and effect all Governmental Approvals that shall now or hereafter be necessary under any Governmental Requirement (a) for land use, public and employee health and safety, pollution or protection of the environment, (b) for the grant by the Borrower or any of its Subsidiaries of the security interests and liens granted by any of the Security Documents and for the validity and enforceability thereof, or for the perfection of Lender's rights and remedies thereunder, and (c) for the operation of the business of the Borrower and its Subsidiaries. The Borrower shall notify the Lender within five (5) days after a Responsible Officer receives actual knowledge of, and shall provide the Lender with a copy of all notices relating to, any denial, suspension, revocation or granting of any material Governmental Approvals.

               6.13 COMPLIANCE WITH GOVERNMENTAL APPROVALS AND GOVERNMENTAL
                    -------------------------------------------------------

          REQUIREMENTS.  Except where the failure to do so could not
          ------------
          reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries shall comply with all terms and conditions of all Governmental Approvals and with all other limitations, restrictions, obligations, schedules, timetables and reporting requirements in any Governmental Requirements. The Borrower and its Subsidiaries shall not intentionally interfere with or prevent material compliance with, or give rise to any common law, civil or criminal liability related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling or the presence, emission, discharge, release or threatened release into or in the air, land, surface water, groundwater, personal property or structures, wherever located, of any Hazardous Substance.

               6.14 PREVENT CONTAMINATION.  The Borrower and its
                    ---------------------
          Subsidiaries shall conduct their operations on their Property in such a way as to prevent material contamination of any part of the Property by any Hazardous Substance. The Borrower and its Subsidiaries shall manage all Hazardous Substances in a manner that does not require a Hazardous Waste Facility Permit (unless a permit or approval is required for a process change and such permit or approval is obtained), and in compliance in all material respects with all Governmental Requirements and Governmental Approvals. The Borrower and its Subsidiaries shall not permit any other Person to, emit, release or discharge into air, soil, surface water or groundwater on, over, or in any property or facilities owned or leased by Borrower, any Hazardous Substance in excess of permitted levels or reportable quantities, or other concentrations, standards, or limitations under any Governmental Requirements or Governmental Approvals.

               6.15 NOTICE OF RELEASE.  Unless there is no reasonable
                    -----------------
          possibility that any of the following occurrences could have a Material Adverse Effect, the Borrower shall promptly notify the Lender of any leaching, leak, drop, spill, discharge, release, emission or other contamination by any Hazardous Substance in violation of any law or which requires notification of a governmental body pursuant to any Governmental Requirement or requires any Governmental Approval. The Borrower or its affected Subsidiary shall, without waiving any defenses it may have against any third-party claim, or assertion of a claim against a third party, assume full financial and other responsibility for
          (a) the prompt remedy, removal, or cleanup of such leaching, leak, drip, spill, discharge, release, emission or contamination, as required by any Governmental Requirement; and (b) the generation, storage, use and transportation of any Hazardous Substance in connection with its business.

               6.16 NOTICE TO THE LENDER.  The Borrower shall promptly give
                    --------------------
          written notice to the Lender of any proceeding or order before any court or administrative body requiring the Borrower or any of its Subsidiaries to comply with any Environmental Law or Governmental Requirement or to clean up, remove or otherwise remediate any condition in, on or about the Property of the Borrower and its Subsidiaries.

               6.17 PENSION INCREASES.  Except with respect to plans
                    -----------------
          maintained pursuant to collective bargaining agreements, without the prior written consent of the Lender, which consent shall not be unreasonably withheld, the Borrower shall not, and shall use its best efforts to not permit any ERISA Affiliate to:

                    (a) Adopt, or commence contributions to, any new plan that would be subject to Title IV of ERISA; or

                    (b) Except as necessary to comply with applicable
               Governmental Requirements, adopt any amendment to any plan which is maintained by the Borrower or such ERISA Affiliate and which is subject to Title IV of ERISA, if such amendment would result in a material increase in benefits or unfunded liabilities.

               6.18 TAX QUALIFICATION.  For each pension plan (as defined
                    -----------------
          in section 3(2) of ERISA) which is maintained or hereafter adopted by the Borrower or any ERISA Affiliate and which is intended to be qualified under Section 401 (a) of the Code, the Borrower shall, or shall use its best efforts to cause such ERISA Affiliate to:

                    (a) Use its best efforts to seek and receive determination letters from the Internal Revenue Service stating that such plan, or any material amendment to such plan, meets the requirements for qualification under section 401(a) of the Code, unless there is no reasonable possibility that the failure to do so would have a Material Adverse Effect;

                    (b) Use its best efforts to cause such plan to meet such requirements in operation and to be administered in all material respects in accordance with the requirements of the Code and ERlSA; and

                    (c) Refrain from taking any action that would cause such plan to lose its qualification under Section 401(a) of the Code or to violate the requirements of the Code or ERISA in any material respect.

               6.19 NOTIFICATION BY THE BORROWER.  As soon as possible, and
                    ----------------------------
          in any event within ten (10) calendar days, after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has occurred, the Borrower shall, or shall use its best efforts to cause such ERISA Affiliate to, deliver to the Lender a statement of a Responsible Officer describing such event and any action that it proposes to take with respect thereto:

                    (a) Any reportable event (as defined in Section 4043 of ERISA) with respect to a plan maintained by the Borrower or any ERISA Affiliate, other than a reportable event for which the 30-day notice requirement under ERISA has been waived in regulations of the PBGC;

                    (b) The withdrawal of the Borrower or any ERISA Affiliate from a plan subject to Title IV of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) with respect to such plan;

                    (c) The filing by the Borrower or any ERISA Affiliate with the PBGC of a notice of intent to terminate a plan;

                    (d) The treatment of a plan amendment adopted by the Borrower or any ERISA Affiliate as a plan termination under
               Section 4041(e) of ERISA;

                    (e) The institution of proceedings by the PBGC to terminate any plan maintained by the Borrower or any ERISA Affiliate or to have a trustee appointed to administer such plan, or receipt of notice of any intention by the PBGC to do so;

                    (f) Any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any plan maintained by the Borrower or any ERISA Affiliate;

                    (g) The filing of a request for a minimum funding waiver under Section 412 of the Code with respect to any plan maintained by the Borrower or any ERISA Affiliate;

                    (h) The receipt by the Borrower or any ERISA Affiliate of a demand for withdrawal liability under Sections 4129 and 4202 of ERISA;

                    (i) The adoption of any new pension plan (as defined in section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code by the Borrower or any ERISA Affiliate;

                    (j) The adoption of any amendment to any pension plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or section 412 of the Code maintained by the Borrower or any ERISA Affiliate, if such amendment results in a material increase in benefits or unfunded liabilities; or

                    (k) The commencencement or contributions by the Borrower or any ERISA Affiliate to any pension plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code to which it previously did not contribute.

               6.20 ERISA INFORMATION.  As soon as possible, and in any
                    -----------------
          event within ten (10) calendar days after receipt of a written request from the Lender, the Borrower shall deliver, and shall use its best efforts to cause any ERISA Affiliate to deliver, to the Lender the following information or documents, as requested by the Lender:

                    (a) A copy of any report, description or other document filed with any governmental agency with respect to any plan (as defined in section 3(3) of ERISA) maintained by the Borrower or any ERISA Affiliate;

                    (b) A copy of any notice, determination letter, ruling or opinion that the Borrower or any ERISA Affiliate receives from any governmental agency with respect to any such plan; and

                    (c) Such other information concerning any such plan as the Lender may reasonably request.

               6.21 FUNDING.  The Borrower shall, and shall use its best
                    -------
          efforts to cause each ERISA Affiliate to, make all contributions that it is required to make by law or by any plan prior to the earliest date when statutory liens could be imposed under the Code or ERISA on any assets of the Borrower or any such ERISA Affiliate in order to satisfy payment of such contributions. The Borrower shall not, and shall use its best efforts to not permit any ERISA Affiliate to, allow or suffer any statutory lien to be placed upon its assets under the Code or ERISA.

               6.22 FINANCIAL TESTS.  The Borrower shall:
                    ---------------

                    (a) maintain from the Closing Date through May 30, 1997, Consolidated Tangible Net Worth of not less than $9,000,000, maintain from May 31, 1997 through August 30, 1997, Consolidated Tangible Net Worth of not less than $9,250,000 and maintain from August 31, 1997 through the Commitment Expiration Date, Consolidated Tangible Net Worth of not less than $9,500,000.

                    (b) maintain at all times a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 6.25 to 1.0.

                    (c) maintain at all times on its financial statements provided to Lender under Section 6.2, a ratio of year to date cumulative (EBITDA less Extraordinary Income) to year to date cumulative interest expense of no less than 2.00 to 1.00.

               6.23 TAX RETURNS.  Borrower and its Subsidiaries shall
                    -----------
          promptly and timely file, with any available extensions, all federal, state and local tax returns, including, without limitation, income, sales, property and use taxes.

               6.24 REQUIRED FUTURE PERFECTION AND PERFORMANCE.  Within ten
                    ------------------------------------------
          (10) calendar days of Lender's reasonable request therefor, the Borrower and its Subsidiaries shall do all things and deliver all documents and instruments to perfect, protect and enforce the security interests and liens granted under the Security Documents. Such acts may include, but shall not be limited to, the marking of the books and records of the Borrower and each of its Subsidiaries to show the Lender's security interests, obtaining the consent of Account Debtors to the assignment of accounts receivable in such form as the Lender may reasonably require, the execution and delivery of assignments of tax refunds, the execution and delivery of assignments of trademarks, trade narnes, patents and copyrights and other general intangibles, and the filing of financing statements under the Uniform Commercial Code and of other documents and instruments under other applicable laws, and the filing of assignments of financing statements showing the Borrower or the respective Subsidiary as secured party. Borrower shall promptly after the Closing Date deliver or have delivered to the Lender the title insurance policies described in Section 4.1 (k) of this Loan Agreement.

               6.25 CHANGE OF LOCATION.  The Borrower shall notify the
                    ------------------
          Lender not later than thirty (30) calendar days in advance of the change in the location of any place of business of the Borrower or any of its Subsidiaries or of the establishment of any new, or the discontinuance of any existing, place of business of the Borrower or any of its Subsidiaries.

               6.26 RIGHTS UNDER MERGER DOCUMENTS.  The Borrower shall
                    -----------------------------
          obtain all consents and approvals of, make all filings and registrations with, and take any other action in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the transactions contemplated by the Merger Documents at or prior to the time when required, to maintain the same in full force and effect as required, except those, if any, the failure of which to obtain, give, file or take would not materially adversely affect the ability of the Borrower to perform its obligations under this Agreement, the Note or any of the other Loan Documents, or to consummate the transactions contemplated by the Merger Documents. All actions pursuant to or in furtherance of the transactions contemplated by the Merger Documents will be taken in compliance in all material respects with all applicable laws.


                                      ARTICLE 7
                                      ---------

                                  Negative Covenants
                                  ------------------

               The Borrower covenants and agrees that so long as any principal of and/or interest accrued on any Loan is unpaid it will comply with and, if applicable, cause each of its Subsidiaries to comply with the following provisions:

               7.1  MERGERS AND CONTINUITY OF OPERATIONS.  Neither the
                    ------------------------------------
          Borrower nor any of its Subsidiaries shall enter into any merger, consolidation, reorganization or recapitalization, or any agreement to do any of the foregoing or reclassify any of its capital stock, except that any Subsidiary of the Borrower may be merged into the Borrower. Borrower shall not cease operations, liquidate, transfer, acquire or consolidate with any other entity without the express written consent of Lender.

               7.2  CHANGE OF NAME OR BUSINESS.  Neither the Borrower nor
                    --------------------------
          any of its Subsidiaries shall change its name without at least thirty (30) days' prior notice to the Lender. Neither the Borrower nor any of its Subsidiaries shall change the nature of its business or engage in any other business other than the businesses in which they are respectively engaged as of the Closing Date.

               7.3  STOCK.  Except as described in Schedule 5.2, neither
                    -----
          the Borrower nor any of its Subsidiaries shall issue any additional Equity Interest or repurchase, redeem or retire any Equity Interests.

               7.4  DIVIDENDS.  Etc.  Borrower shall not, directly or
                    ---------
          indirectly, make or declare any dividend (in cash, securities or any other form of property) on, or other payment or distribution on account of, or set aside assets for a sinking fund or other similar fund for purchase, or redeem, purchase, retire or otherwise acquire, any Equity Interest, or make any other distribution in respect thereof, whether in cash or other property.

               7.5  ACCOUNTING POLICIES.  Except as provided in Section
                    -------------------
          5.30 or in order to comply with GAAP, the Borrower shall not materially change any of its accounting policies or its fiscal year or the fiscal year of any of its Subsidiaries.

               7.6  INVESTMENTS.  Neither the Borrower nor any of its
                    -----------
          Subsidiaries shall make or permit to remain outstanding any Investment, except (a) Investments reflected in the Financial Statements and existing as of the Closing Date; (b) Investments in certificates of deposit issued by, and other deposits with any commercial bank organized under the laws of the United States or a state thereof having capital of at least One Hundred Million Dollars ($ 100,000,000); (c) Investments in short-term marketable obligations of the United States and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; and (d) Investments received in the settlement of any debt owing to the Borrower or any of its Subsidiaries, where such debt was incurred in the ordinary course of business.

               7.7  LIENS.  Neither the Borrower nor any of its
                    -----
          Subsidiaries shall mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of their respective assets of any kind now owned or hereafter required, or any income or profits therefrom, except for Permitted Encumbrances, or enter into any agreement to refrain from granting a lien (other than in connection with the granting or sufferance of a Permitted Encumbrance, provided that such agreement pertains only to the
                       --------
          property covered by the Permitted Encumbrance).

               7.8  GUARANTEES.  Except as permitted under this Agreement,
                    ----------
          neither the Borrower nor any of its Subsidiaries shall become liable, directly or indirectly, for any Contingent Obligation, except such liabilities incurred in the ordinary course of business.

               7.9  INDEBTEDNESS.  Neither the Borrower nor any of its
                    ------------
          Subsidiaries shall incur, create, assume or permit to exist any Indebtedness except:

                    (a)  Obligations;

                    (b) the Subordinated Debt Obligations (subject to the holder thereof executing a Subordination
                         Agreement);

                    (c) trade indebtedness incurred in the ordinary course of business;

                    (d) Indebtedness where payment is secured by a Permitted Encumbrance;

                    (e)  taxes, assessments and governmental charges or
                                   levies which are not


                    (f) reserves for contingent liabilities where such reserves are established in accordance with GAAP; and

                    (g) current liabilities incurred in connection with the obtaining of goods or services in the ordinary course of business.

               7.10 SALE OF ASSETS. Other than sales of Inventory in the
                    --------------
          ordinary course of business and sales of tangible personal property in any one fiscal year for an aggregate price of not more than One Hundred Thousand Dollars ($100,000), the proceeds from which are used by the Borrower to acquire replacement property of equivalent value and similar in kind to such tangible personal property, neither the Borrower nor any of its Subsidiaries shall sell, transfer, lease or otherwise dispose of any of their respective assets (including, but not limited to, sales, transfers, leases or other dispositions between or among any of the Borrower and its Subsidiaries), without the express written consent of Lender.

               7.11 CAPITAL EXPENDITURES. The Borrower and its Subsidiaries
                    --------------------
          shall not make Capital Expenditures during the period commencing on the Closing Date and ending Commitment Termination Date, inclusive,  or  during any  fiscal  year  of Borrower  thereafter which, in the aggregate, exceed Seven Hundred Fifty Thousand Dollars ($750,000) without the written consent of Lender; provided, however, that Borrower's purchase of an Apelio III 376V Punch Laser Combination Machine for $660,044 using funds of the Loan shall not be included in the determination of Capital Expenditures.. Upon the occurrence and during the continuation of any Event of Default or any Incipient Default, neither the Borrower nor any of its Subsidiaries shall make any Capital Expenditure to which it is not already legally committed or enter into any new commitment to make any Capital Expenditure except for any such capital expenditure required to comply with any applicable Governmental Requirements.

               7.12 OPERATING LEASES.   Except for the leases set forth on
                    ----------------
          the attached Schedule 7.12, neither the Borrower nor any of its Subsidiaries shall enter into, extend or renew any operating lease involving property with a cost or value in excess of Fifty-Thousand Dollars ($50,000.00) without the express written consent of Lender.
               7.13 PREPAYMENT. Neither the Borrower nor any of its
                    ----------
          Subsidiaries shall purchase or prepay any Indebtedness arising from borrowed money or any Indebtedness secured by any Permitted Encumbrance except pursuant to Sections 2.3(c) and 2.3(d).

               7.14 SALE-LEASE BACKS.  Neither the Borrower nor any of its
                    ----------------
          Subsidiaries shall enter into or become liable in connection with any sale-leaseback transaction.

               7.15 TRANSACTIONS WITH AFFILIATES.  Except for  transactions
          or
                    ----------------------------
          relationships  existing  as  of  the Closing  Date,  neither  the
          Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction or permit to exist any relationship with or for the benefit of an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealings. After the Closing Date, but prior to the Borrower or any of its Subsidiaries engaging in any transaction or relationship not prohibited by this Section 7.15, the board of directors of the Borrower shall determine that such transaction has been negotiated or such relationship will be conducted in good faith and on an arm's length basis and such determination shall be evidenced by a resolution of the board of directors of the Borrower. This section shall not prohibit Borrower from advancing or reimbursing ordinary and usual business and travel expenses of its officers and employees in the ordinary course of Borrower's business.

               7.16 MISREPRESENTATIONS.  The Borrower  shall not  and shall not
                    ------------------
          permit any of its Subsidiaries to furnish the Lender with any certificate or other document that (i) contains any untrue statement of material fact, or (ii) omits to state a fact necessary to make it not materially misleading in light of the circumstances under which it was furnished.

               7.17 RESTRICTIVE  AGREEMENTS.  The Borrower  shall  not, and shall
                    ----------------------
          not permit any of its Subsidiaries to, enter into any agreement which restricts the ability of such Subsidiaries to make payments to the Borrower by way of dividends, advances, reimbursement or otherwise.

               7.18 TRANSACTIONS WITH OFFICERS,  DIRECTORS AND  AFFILIATES.
          The
                    ----------------------------------------------------
          Borrower and its Subsidiaries shall not, directly or indirectly, enter into any transaction with any of their directors, officers or Affiliates to loan or advance any sums of money. This section shall not prohibit Borrower from advancing or reimbursing ordinary and usual business and travel expenses of its officers and employees in the ordinary course of Borrower's business.

               7.19 AMENDMENTS OF OTHER INSTRUMENTS. The Borrower shall not
                    -------------------------------
          amend, modify or supplement in any material respect (or agree to amend, modify or supplement in any material respect) its Articles of Incorporation or the Subordinated Debt Documents (except as permitted in the Subordination Agreement).


                                      ARTICLE 8
                                      ---------

                                  Events of Default
                                  -----------------


               8.1  EVENTS OF DEFAULT.  Each of the following shall
                    -----------------
          constitute an Event of Default under this Agreement:

                    (a)  PAYMENTS.  The Borrower shall fail to pay when due
                         --------
               any installment of principal, interest or other surn payable hereunder or under any other Loan Document within ten (10) calendar days of the due date thereof;

                    (b)  COVENANTS  AND  AGREEMENTS.  The   Borrower  shall
               default
                         ------------------------
               in the performance of any of its respective agreements set forth herein or in any of the other Loan Documents (and not constituting an Event of Default under any of the other clauses of this Section 8.1);

                    (c)  WARRANTIES. Any warranty, representation or
                         ----------
               certification made by the Borrower or any Subsidiary, or any officer of the Borrower or any Subsidiary, in or pursuant to any of the Loan Documents, shall be untrue in any material respect, in any case on any date as of which the facts set forth are stated or certified;

                    (d)  JUDGMENT. A judgment or judgments shall be entered
                         --------
               against the Borrower or any Subsidiary in the aggregate amount of Fifty Thousand Dollars ($50,000) or more on an uninsured and unbounded claim or claims, and such judgment or judgments shall remain unstayed, unvacated, undischarged or unsatisfied for thirty (30) calendar days;

                    (e)  LIENS  FOR  PENSION  CONTRIBUTIONS. Any  statutory
                         -------------------------------
               lien shall have been placed upon the assets of the Borrower or any ERISA Affiliate under the Code or ERISA involving a claim for unfunded benefits liabilities or minimum funding contributions;

                    (f)  PLAN TERMINATION OR WITHDRAWAL LIABILITY. Any
                         ----------------------------------------
               termination of a single employer plan (as defined in Section
               4001(a)(15) of ERISA) or any complete or partial withdrawal from a multiemployer plan (as defined in section 4001(a)(3) of ERISA) shall occur, or steps shall have been taken by any Person that make it reasonable to expect that such termination or withdrawal will occur, and such termination or withdrawal could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC, to a trustee or to such multiemployer plan in the aggregate amount of Twenty-Five Thousand Dollars ($25,000) or more. A plan amendment described in Section 4041 (e) of ERISA shall be treated as a plan termination for purposes of this Section 8.1(f);

                    (g)  FUNDING  WAIVER.  The  Borrower or  any  Affiliate
               shall
                         --------------
               apply under Section 412 of the Code for a waiver of the minimum funding standard;

                    (h)  PLAN QUALIFICATION.   Any plan of  the Borrower or
               an
                         ------------------
               ERISA Affiliate that is intended to have qualification under
               Section 401(a) of the Code loses such qualification, and the Lender believes in good faith that the loss of such qualification could reasonably be expected to have a Material Adverse Effect;

                    (i)  CROSS DEFAULT.  Subject to the provisions of the
                         -------------
               Subordination Agreement, the Borrower or any of its Subsidiaries and/or the Guarantors shall default (unless waived) in the payment when due, whether by Acceleration or otherwise, of any amount under any other Indebtedness for borrowed money of, or any guaranty of Indebtedness for borrowed money by, the Borrower (not arising hereunder or under any of the other Loan Documents) or any of its Subsidiaries or by the Guarantor, or default (unless waived) in the performance or observance (subject to any applicable grace period) of any agreement, covenant or condition with respect to any such Indebtedness or guaranty if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders of any such Indebtedness or guaranty, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity or to call upon such guaranty in advance of nonpayment of the guaranteed indebtedness;

                    (j)  COLLATERAL. A judgment creditor of the Borrower or
                         ----------
               any of its Subsidiaries shall obtain possession of any of the Collateral by any legal means, including, but not limited to, levy, distraint, replevin or self-help;

                    (k)  BANKRUPTCY.   The   Borrower   or   any   of   its
               Subsidiaries
                         ----------
               shall institute a voluntary case seeking liquidation or reorganization under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or shall consent to the institution of an involuntary case thereunder against it; or the Borrower or any of its Subsidiaries shall file a petition initiating or shall otherwise institute any similar proceeding under any other applicable federal or state law of the United States of America, or shall consent thereto; or the Borrower or any of its Subsidiaries shall apply for, or by consent or acquiescence there shall be an appointment of, a receiver, liquidator, sequestrator, trustee or other officer with similar powers, or the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due; or, if an involuntary case shall be commenced seeking the liquidation or reorganization of the Borrower or any of its Subsidiaries under Chapter 7 or Chapter 11, respectively, of the United States Bankruptcy Code, or any similar proceeding shall be commenced against the Borrower or any of its Subsidiaries under any other applicable federal or state law of the United States of America, and (i) the petition commencing the involuntary case is not timely controverted; or (ii) the petition commencing the involuntary case is not dismissed within sixty (60) calendar days of its filing; or (iii) an interim trustee is appointed to take possession of all or a portion of the property and/or to operate all or any part of the business of the Borrower or such Subsidiary; or (iv) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or such Subsidiary, or of all or a part of the property of any of the foregoing, shall have been entered; or any other similar relief shall be granted against the Borrower or any of its Subsidiaries under any applicable federal or state law;

                    (l)  MATERIAL ADVERSE CHANGE. The Lender shall have
                         -----------------------
               reasonably determined in good faith that a Material Adverse Change shall have occurred since the Closing Date;

                    (m)  INVALIDITY OF LOAN DOCUMENTS.  Any of the Loan
                         ----------------------------
               Documents shall cease for any reason to be in full force and effect or any party thereto (other than the Lender) shall purport to disavow its obligations thereunder, shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof;

                    (n)  IMPAIRMENT OF COLLATERAL. The Lender's security
                         ------------------------
               interest in, or lien on, any portion of the Collateral shall become materially impaired or otherwise unenforceable or Borrower shall incur any Indebtedness or create or suffer to exist any security interest in or encumbrance upon any of its assets except as otherwise provided in this Loan Agreement;

                    (o)  DEFAULT OR ACCELERATION OF SUBORDINATED DEBT
                         --------------------------------------------
               OBLIGATIONS. Except as provided in the Subordination
               -----------
               Agreement, Borrower shall either be in default (or have been declared to be in default) of any of Borrower's obligations under the Subordinated Debt Documents, which Subordinated Debt Documents shall not be modified, amended or otherwise altered without the express written consent of Lender;

                    (p)  CHANGE  OF CONTROL.    A Change  of Control  shall
               occur
                         -----------------
               without the prior written consent of the Lender;

                    (q)  TERMINATION OR LIMITATION OF GUARANTY.  Any
                         -------------------------------------
               Guarantor seeks, claims, or otherwise attempts to limit, modify or revoke such Guarantor's guarantee of the Loan or any other loan with Lender; or

                    (r)  GENERAL INSECURITY. The Lender for any reason in
                         ------------------
               good faith deems itself insecure with respect to the repayment of the indebtedness provided for herein.

               8.2  ACCELERATION. If any Event of Default described in
                    ------------
          Section 8.1(k) shall occur, the Loan, the Note and all other Obligations shall become immediately due and payable, and the Commitment shall automatically and immediately terminate, all without notice of any kind. If any other Event of Default shall be continuing, the Lender may declare the Note and all other Obligations to be due and payable, whereupon the Note and all other Obligations shall immediately become due and payable, all as so declared by the Lender and without presentment, demand, protest or other notice of any kind. Any such declaration made pursuant to this Section 8.2 may be rescinded by the Lender. In addition to the foregoing, the Lender may (i) terminate the Commitment, whereupon the Lender shall have no further obligation to make Advances; or (ii) exercise all remedies provided in the Loan Documents, the Uniform Commercial Code, or otherwise at law or in equity; or (iii) do all of the foregoing.

               8.3  OTHER REMEDIES. If any Event of Default shall occur and
                    --------------
          be continuing, the Lender shall have, in addition to the remedies set forth in Section 8.2, all other remedies specified in the Loan Documents or otherwise available under law.

               8.4  RIGHT TO CURE. If any Event of Default (other than a
                    -------------
          default in payment of Indebtedness under Section 8.1(a) of this Agreement), is curable, and if Borrower has not been given a notice of a similar Event of Default within the preceding 12 month period, it may be cured (and no Event of Default will have occurred) if Borrower (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, and only with the express written consent of Lender, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps to produce compliance as soon as reasonably practicable.


                                      ARTICLE 9
                                      ---------

                                    Miscellaneous
                                    -------------

               9.1  SUCCESSORS AND ASSIGNS AND SALE OF INTERESTS.
                    --------------------------------------------

                    (a)  SUCCESSORS AND  ASSIGNS. The terms  and provisions
               of
                         ----------------------
               this Agreement shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that the Borrower
                                       --------  -------
               shall not assign this Agreement or any of the rights, duties or obligations of the Borrower hereunder without the prior written consent of the Lender.

                    (b)  SALE OF INTERESTS. Borrower agrees and consents to
                         -----------------
               Lender's sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, or potential purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters so long as such purchasers or potential purchases treat such information in a similar manner as Lender. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all of the rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interest may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

               9.2  NO IMPLIED WAIVER.  Except as otherwise provided in
                    -----------------
          Section 4.3, no delay or omission to exercise any right, power or remedy accruing to the Lender upon any breach or default of the Borrower under this Agreement or under any of the other Loan Documents shall impair any such right, power or remedy of the Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default occurring thereafter, nor shall any waiver or any single breach or default be deemed a waiver of any other breach or default occurring theretofore or thereafter.

               9.3  AMENDMENTS;  WAIVERS.  No  amendment,  modification  or waiver
                    -------------------
          of, or consent with respect to, any provision of this Agreement, the Note or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed and delivered by the Lender to the Borrower. Any amendment, modification, waiver or consent hereunder shall be effective only in the specific instance and for the specific purpose for which given.

               9.4  REMEDIES CUMULATIVE. All rights and remedies, either
                    -------------------
          under this Agreement, by law or otherwise accorded to the Lender shall be cumulative and not exclusive, and any single or partial exercise of any power or right hereunder or thereunder does not preclude other or further exercise thereof, or the exercise of any other power or right.

               9.5  SEVERABILITY.  Any  provision  of this  Agreement,  the
          Notes
                    ------------
          or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction, shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement, the Notes and the other Loan Documents shall remain valid.

               9.6  COSTS,  EXPENSES AND  ATTORNEYS'  FEES.   The  Borrower
          shall
                    -----------------------------------
          reimburse the Lender for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses, expended or incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents, in connection with the disbursement of the Loan, and in amending this Agreement, and shall reimburse the Lender for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses, expended or incurred by the Lender in collecting any sum which becomes due under the Notes or under this Agreement or any of the other Loan Documents, or in the protection, perfection, preservation and enforcement of any and all rights of the Lender in connection with the Loan Documents, including, without limitation, the reasonable fees and costs incurred in any out-of-court work-out or a bankruptcy or reorganization proceeding. This obligation on the part of the Borrower shall survive the expiration or termination of this Agreement, without occurrence of the Closing Date.

               9.7  INDEMNIFICATION. The Borrower shall indemnify and hold
                    ---------------
          the  Lender and  its directors, officers,  employees, Affiliates,
          attorneys   and   agents   (collectively   called   the   "Lender
          Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnities in connection with any investigative, administrative or judicial proceeding, whether or not the Lender shall be designated a party thereto) which may be imposed on, incurred by or asserted against the Lender or any Lender Indemnitee by any Person (whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement, any other Loan Documents, or any act, event or transaction related or attendant thereto; the making of Loans hereunder; the management of the Loans (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of the Loans
          (collectively,  the  "Indemnified  Matters"); Provided,  however,
			       -----------------------
          that the Borrower shall have no  obligation to  the Lender under
          this Section  9.7 with  respect   to  Indemnified   Matters  to
          the   extent  such Indemnified  Matters were  caused by  or
          resulted from the gross negligence or willful misconduct of the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute to the payment and satisfaction of all Indemnified Matters incurred by the Lender or any Lender Indemnitee the maximum portion which the Borrower is permitted to pay and satisfy under applicable law. This indemnification shall survive for seven (7) years following the repayment by the Borrower of the Loan made under this Agreement or the termination of this Agreement without occurrence of the Closing Date.

               9.8  NOTICES.Any notice which the Borrower or the Lender may
                    -------
          be required or may desire to give to the other party under any provision of this Agreement shall be in writing, by telex or electronic facsimile transmission and shall be deemed to have been given or made three days after deposit in the United States mail, or if by telex or electronic facsimile transmission, when transmitted and addressed as follows:

               To the Borrower:         CHEMPOWER, INC.
                                   807 East Turkeyfoot Lake Road
                                   Akron, Ohio  44614
                                   Attention:  Toomas J. Kukk
                                   Telecopier: (330) 896-1866


               Copy to:            REID & PRIEST LLP
                                   40 West 57th Street
                                   New York, New York  10019
                                   Attention:  Bruce A. Rich, Esq.
                                   Telecopier: (212) 603-2001

                                   and

                                   THOMPSON, HINE & FLORY P.L.L.
                                   3900 Key Center
                                   127 Public Square
                                   Cleveland, Ohio 44114-1216
                                   Attention: Thomas A. Aldrich, Esq.
                                   Telecopier: (216) 566-5800


               To the Lender:      FIRST NATIONAL BANK OF OHIO
                                   106 S. Main Street
                                   Akron, Ohio 44308-1440
                                   Attention:  Nicholas  V. Browning,
					Vice President
                                   Telecopier: (330) 996-6272

               Copy to:            BROUSE & McDOWELL
                                   106 S. Main Street, Suite 500
                                   Akron, Ohio 44308-1471
                                   Attention: Marc B. Merklin, Esq.
                                   Telecopier: (330) 253-8601

               Any party may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other party in conformity with this Section 9.8, but such change shall not be effective until notice of such change has been received by the other party.

               9.9  INTERPRETATION.  The  Agreement,   together  with   the
          exhibits
                    --------------
          and schedules to this Agreement, is intended by the Lender and the Borrower as a final expression of their agreement and, together with all of the other Loan Documents, is intended as a complete statement of the terms and conditions of their agreement. This Agreement completely supersedes the Commitment Letter.

               9.10 GOVERNING LAW AND CONSENT TO JURISDICTION.  Borrower
                    -----------------------------------------
          acknowledges that this Agreement has been delivered to Lender and accepted by Lender in the State of Ohio. The validity, construction and effect of this Agreement, the Notes and all of the other Loan Documents shall be governed by the laws of the State of Ohio, without regard to its laws regarding choice of applicable law, but giving effect to federal laws applicable to national and federally insured banks. All judicial proceedings brought against the Borrower with respect to this Agreement, the Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction in Summit County, Ohio, and the Borrower accepts for itself and its assets and properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts. The Borrower waives, to the fullest extent permitted by applicable law, any objection (including, without limitation, any objection to the laying of venue or based on the grounds of forum non-conveniens) which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall limit the right of the Lender to bring proceedings against the Borrower in the court of any other jurisdiction.

               9.11 COUNTERPARTS. This Agreement may be executed in any
                    ------------
          number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

               9.12 INTEGRATION.   This  Agreement   and  the   other  Loan
          Documents
                    -----------
          contain all of the agreements and understandings between the Borrower and the Lender, conceding the Loans and the other transactions contemplated hereby. In the event of any conflict between this Agreement and any other Loan Document, the provisions of this Agreement shall govern.

               9.13 WAIVER  OF  JURY TRIAL.  THE  BORROWER  AND THE  LENDER
		   --------
          HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH REGARD TO ANY ACTION OF ANY TYPE OR NATURE WHATSOEVER UNDER OR CONCERNING THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR IN ANY WAY RELATED TO THE LOANS OR THE ADMINISTRATION OR ENFORCEMENT THEREOF.

               9.14 HEADINGS.  Captions, headings and the table of contents
                    --------
          in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

               9.15 SCHEDULES  AND EXHIBITS.  All  Schedules, Exhibits  and
                   ----------------------
          other attachments referred to in, and attached to, this Loan Agreement are hereby incorporated into and made a part hereof.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers as of the date and year first above written.



          CHEMPOWER, INC.                    FIRST NATIONAL BANK OF OHIO


          By: /s/ Toomas J. Kukk              By: /s/ Nicholas Browning
             -------------------------          ---------------------------
               Toomas J. Kukk,                 Nicholas V. Browning,
               Chairman/President/CEO                  Vice President

                                                             Schedule 1.1.1


                                PERMITTED ENCUMBRANCES



                    1. Mortgage on 807 East Turkeyfoot Lake Road, Akron, Summit County, Ohio dated _______________, 1993 in favor of First National Bank of Ohio by Holiday Properties and recorded on _____________________, 1993 in Volume __, Page __ of the Records
          of Summit County, Ohio.

                                                               Schedule 5.2


                       ORGANIZATION, STANDING AND QUALIFICATION
                        OF SUBSIDIARIES (AND EQUITY INTERESTS)





          CHEMPOWER, INC. (a wholly-owned Subsidiary of American Eco
          --------------
           Corporation)

          State of Incorporation:  Ohio

          Foreign Qualifications: AL, IN, KY, LA, Ml, MO, NJ, NV, NY, PA, TN, and WV

          Shares of Common Stock Authorized: 15,000,000

          Shares of Common Stock Outstanding: 1,000

          Outstanding Options: None

          Divisions: Advanced Coil Industries, Houston Products, and Owens Precision Fabricators


          GLOBAL POWER COMPANY (A SUBSIDIARY OF CHEMPOWER. INC.):
          -------------------------------------------------------

          State of Incorporation: Ohio

          Foreign Qualifications: AL, GA, IL, IN, KY, MD, Ml, MN, MO, MS, NC, NJ, PA, SC, TN, VA, and WV

          Shares of Common Stock Authorized: 750

          Shares of Common Stock Outstanding: 20 (all held by Chempower)

          Divisions: Global Erectors

          BROOKFIELD CORP. (A SUBSIDIARY OF CHEMPOWER. INC.):
          --------------------------------------------------

          State of Incorporation: Ohio

          Shares of Common Stock Authorized: 850

          Shares of Common Stock Outstanding: 50 (all held by Chempower)

          SOUTHWICK CORP. (A SUBSIDIARY OF CHEMPOWER, INC.):
          ------------------------------------------------

          State of Incorporation: Ohio

           Foreign Qualifications: CA and IL

           Shares of Common Stock Authorized: 850

           Shares of Common Stock Outstanding:     50    (all held by
          Chempower)


          CONTROLLED POWER LIMITED PARTNERSHIP:
          ------------------------------------

          State of Incorporation: An Illinois limited partnership (1)

          Foreign Qualifications: OH

          General Partner: Southwick Corp.

          Limited Partner: Brookfield Corp.

          (1) See Application for Reinstatement

                                                              Schedule 5.10

                        LITIGATION AND CONTINGENT LIABILITIES


          None.

                                                              Schedule 5.13

                                  EMPLOYEE BENEFITS


          PLANS MAINTAINED:
          ----------------

          1.   Employee Pension Plans:

               a.   Employee Stock Ownership Plan (ESOP)
               b.   401(k) Plan
               c.   Multiemployer Plans
                     pursuant to various collective bargaining agreements.

          2.   Employee Welfare Plans:

               a.   Company-sponsored Employee Health Insurance
               b.   Company-sponsored Employee Life Insurance
               c.   Multiemployer Plans
                     pursuant to various collective bargaining agreements.

                                                              Schedule 5.16

                                ENVIRONMENTAL MATTERS


          To the best knowledge of the Borrower, there are no environmental matters to disclose in accordance with Section 5.16 of the Agreement.

                                                             Schedule 5.18

                                INTELLECTUAL PROPERTY


          HOUSTON PRODUCTS, A DIVISION OF CHEMPOWER, INC.:
          ----------------------------------------------

          Patents:

          1.   Lagging Panel
               Patent Number: 5,285,609
               Date of Patent:     February 15, 1994

          CONTROLLED POWER LIMITED PARTNERSHIP:
          ------------------------------------

          Patents:

          1. Adjustable Support Assembly for Electrical Conductors Patent Number: 5,053,584
               Date of Patent:     October 1, 1991

          2.   PLC Controller for Circuit Breakers
               Patent Number: 5,534,782
               Date Filed:         July 9, 1996

          Patent Applications:

          1.   Adjustable  Support  for  Electrical   Conductors  (Canadian
          Patent Application)
               Registration Number:     1,321,695
               Registration Filed:      December 17, 1991

          Trademarks/Service Marks:

          1.   CPC Design
               Registration Number:     1,870,009
               Registration Filed:      December 27, 1994

          2.   Technibus
               Registration Number:     1,794,174
               Registration Filed:      September 21, 1993

          License Agreements:

          1. Assignment of rights and obligations under License Agreement between Associated Electrical Industries Limited and Power Apparatus Manufacturing Company, Inc. dated January 19, 1989 to CPC.

          GLOBAL POWER COMPANY:
          --------------------
          Copyrights:

          1.   Management Safety Program
               Registration Number:     TX3-579-438
               Registration Date:       July 15, 1993

          2.   Asbestos Abatement Work Procedures Manual
               Registration Number:     TX3-579-439
               Registration Date:       July 15, 1993

          3.   Asbestos Abatement Respiratory Protection Manual
               Registration Number:     TX3-579-440
               Registration Date:       July 15, 1993

          4.   Hazard Communication Plan
               Registration Number:     TX#-627-879
               Registration Date:       July 15, 1993

							Schedule 5.20(a)





                                         INSURANCE

     POLICY              BROKER         CARRIER                  POLICY #
  -----------------------------------------------------------------------------
    General Liability   Seibert-Keck   Commerce & Industry      AA17779633
     Umbrella            Seibert-Keck   American International   7734491
       (GL & Auto)
     Property(1)         Hylant-MacLean Crum & Forster           503141922
     Auto                Hylant-MacLean Crum & Forster           133635414
     Excess Auto         Hylant-MacLean Crum & Forster           5520006493
     Boiler & Mach.      Hylant-MacLean Hartford Steam & Blr     9847104-02
     D&O Liability       Hylant-MacLean AIG                      482-64-68
     Fiduciary ESOP      Seibert-Keck   National Union           443-24-85
     L-T Disability      Hylant-MacLean Reliance
     Medical/Dental      Hylant-MacLean Unicare
     Erisa Bond          Seibert-Keck



      POLICY             EFFECTIVE DATES
     ---------------------------------------------------------------------
     General Liability   1-1-97 to 12-31-97
     Umbrella            1-1-97 to 12-31-97
       (GL & Auto)
     Property(1)         5-3-96 to 5-3-97
     Auto                12-31-96 to 12-31-97
     Excess Auto         12-31-96 to 12-31-97
     Boiler & Mach.      12-31-96 to 12-31-97
     D&O Liability       2-19-96 to 2-18-97
     Fiduciary ESOP      6-22-96 to 6-22-97
     L-T Disability
     Medical/Dental      1-1-97 to 12-31-97
     Erisa Bond          1-1-97 to 12-31-97


     LIMIT                DEDUCTIBLE      PREMIUM      NOTES
     -------------------------------------------------------------------
     $1 MM occur         $50,000        $101,000
     $1 MM aggr.         $100,000 cap

     $5 MM occur         None           $118,230
     $5 MM aggr.

     $22.3 MM            $1,000         $23,063
     $1MM                None           $53,445
     $1MM                None           $8,215
     $5MM                $5,000         $4,360
     $2MM                $75,000        $28,000
     $250,000                           $2,400    ESOP & 401(k) Fiduc.


                                        $270


     (1) Includes Installation floater (CPC), EDP & Rented Equipment.


     COVERAGE INCLUDES:

                                                       LIMITED
     PARENT            SUBSIDIARIES       DIVISIONS         PARTNERSHIP
     ------            ------------       ---------         -----------

     Chempower, Inc.   Brookfield         Advanced Cell     CPC
                       Southwick          Houston Products
                       Global Power       Global Erectors
                                          Owens Precision

                                                             Schedule 5.20(b)

                                      INSURANCE
                                WORKERS' COMPENSATION


     CHEMPOWER, INC.
     --------------

     STATE             CARRIER
     -----             -------
     Alabama           AIG
     Delaware          AIG
     Illinois          AIG
     Indiana           AIG
     Kentucky          AIG
     Michigan          AIG
     Nevada            SIIS/State Fund
     New Jersey        AIG
     North Carolina    AIG
     Ohio           State Fund
     Pennsylvania      Self-Insured
     Tennessee      AIG
     Virginia          AIG
     West Virginia     State Fund


     GLOBAL POWER COMPANY:
     --------------------

     STATE             CARRIER
     -----             -------
     Alabama           AIG
     Georgia           AIG
     Indiana           AIG
     Kentucky          AIG
     Missouri          AIG
     North Carolina    AIG
     Ohio           State Fund
     Pennsylvania      SWIF/State Fund
     South Carolina    AIG
     Tennessee      AIG
     Virginia          AIG
     West Virginia     State Fund



     CONTROLLED POWER LIMITED PARTNERSHIP:
     ------------------------------------

     STATE             CARRIER
     -----             -------
     Ohio           State Fund

                                                               Schedule 7.12

                                   OPERATING LEASES
                                   ----------------

     CHEMPOWER, INC.:
     ---------------

     Facility Location                  Lessor
     Akron, OH                          Holiday Properties

     Cincinnati, OH                     Holiday Properties

     Las Vegas, NV                      Lewis Properties, Inc.

     Washington, PA                     Holiday Properties